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                                          DEFINITIVE COPY



                     Eastman Kodak Company



           Notice of 1999 Annual Meeting and Proxy Statement






                (CORPORATE LOGO AND PICTURE OMITTED)



Date of Notice March 24, 1999

                               NOTICE OF THE 1999
                         ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of Eastman Kodak Company will be held on Wednesday, May 12, 1999, at 10:00 AM, at the Theater on the Ridge, 200 Ridge Road West, Rochester, New York. There are seven proposals to be voted upon at the Meeting:
    1. The re-election of four Class III directors for a term of three years: Richard S. Braddock, Daniel A. Carp, Durk I.
Jager and Richard A. Zimmerman.
    2. The ratification of election of PricewaterhouseCoopers LLP as the independent accountants.
    3. Approval of 2000 Omnibus Long-Term Compensation Plan.
    4. Approval of 2000 Management Variable Compensation Plan.
    5. A shareholder proposal requesting an executive compensation review.
    6. A shareholder proposal requesting annual election of all directors.
    7. A shareholder proposal requesting additional environmental disclosure.
The Board of Directors recommends a vote "FOR" items 1-4 and a vote "AGAINST" items 5-7.
If you were a shareholder of record at the close of business on March 15, 1999, you are entitled to vote at the Annual Meeting.
If you plan to attend the Meeting, please check the appropriate box on the enclosed proxy card. If you vote by Internet or telephone, follow the instructions provided for attendance. If your shares are held by a broker or other nominee, bring proof of your ownership with you to the Meeting. To enter the Meeting, bring the "Admission Ticket" attached to your proxy card or printed from the Internet. If you do not have a ticket, go to the Special Registration desk. Seating at the Meeting will be on a first-come, first-served basis, upon arrival at the Meeting.
If you would like to bring a guest to the Meeting, check the appropriate box on the enclosed proxy card or follow the instructions on the Internet or telephone. When you go through the registration area at the Meeting, be sure your guest is with you. If you have any questions about the Meeting, please contact:
    Coordinator, Shareholder Services
    Eastman Kodak Company
    343 State Street
    Rochester, New York 14650-0520
    (716) 724-5492

Please do not write any comments on your proxy card. Consistent with the Company's policy on confidential voting (see page 8), we will not see your comments.
Photographs will be taken at the Annual Meeting. The Company may use these photographs in publications. If you attend the Meeting, we assume your permission to use your picture.
The Theater on the Ridge is handicap accessible. If you require special assistance, call the Coordinator, Shareholder Services at
(716) 724-5492.
By Order of the Board of Directors
/s/ Joyce P. Haag
Joyce P. Haag
Secretary
Eastman Kodak Company
March 24, 1999

                              March 24, 1999

Dear Shareholder:
      You are cordially invited to attend our Annual Meeting of shareholders on Wednesday, May 12, 1999, at 10:00 AM, at the Theater on the Ridge, 200 Ridge Road West, Rochester, New York. Seven proposals will be voted upon. We will also review Kodak's performance and answer your questions.
      You may vote by Internet, telephone, written proxy, or written ballot at the Meeting. We encourage you to use the Internet because it is the most cost-effective way to vote.
We look forward to seeing you on May 12 and would like to take this opportunity to remind you that your vote is very important.

                               Sincerely,
                               /s/ George M. C. Fisher
                               George M.C. Fisher
                               Chairman of the Board




                        TABLE OF CONTENTS
Notice of the Meeting                                           4
Letter to Shareholders                                          5
Questions and Answers                                           7
Proposals to be Voted Upon                                     11
 Item 1-Election of Directors                                  11
 Item 2-Ratification of Election of Independent Accountants    11
 Item 3-Approval of 2000 Omnibus Long-Term Compensation Plan   11
 Item 4-Approval of 2000 Management Variable Compensation Plan 17
 Item 5-Shareholder Proposal-Executive Compensation Review     19
 Item 6-Shareholder Proposal-Annual Election of All Directors  21
 Item 7-Shareholder Proposal-Additional Environmental
        Disclosure                                             23
Board of Directors                                             25
   Board Committees                                            30
   Meeting Attendance                                          31
   Director Compensation                                       32
Beneficial Security Ownership Table                            33
Compensation of Named Executive Officers                       35
   Summary Compensation Table                                  35
   Option/SAR Grants Table                                     37
   Option/SAR Exercises and Year-End Values Table              39
   Long-Term Incentive Plan                                    40
Employment Contracts                                           42
Retirement Plan                                                44
Report of the Executive Compensation and Development Committee 47
Performance Graph-Shareholder Return                           51

       QUESTIONS and ANSWERS
Q:  What am I voting upon?
A:  You are voting upon seven proposals:

    1. The re-election of four directors: Richard S. Braddock, Daniel A. Carp, Durk I. Jager and Richard A. Zimmerman.
    2. The ratification of election of PricewaterhouseCoopers LLP as independent accountants.
    3. Approval of 2000 Omnibus Long-Term Compensation Plan.
    4. Approval of 2000 Management Variable Compensation Plan.
    5. A shareholder proposal requesting an executive compensation review.
    6. A shareholder proposal requesting annual election of all directors.
    7. A shareholder proposal requesting additional environmental disclosure.
Q:  What are the voting recommendations of the Board of Directors?
A:  The Board recommends the following votes:
    -  FOR each of the directors.
    - FOR ratification of election of PricewaterhouseCoopers LLP as independent accountants.
    -  FOR approval of 2000 Omnibus Long-Term Compensation
       Plan.
    -  FOR approval of 2000 Management Variable
       Compensation Plan.
    - AGAINST the shareholder proposal requesting an executive compensation review.
    - AGAINST the shareholder proposal requesting annual election of all directors.
    - AGAINST the shareholder proposal requesting additional environmental disclosure.
Q:  Will any other matters be voted upon?
A: The Company is not aware of any other matters that will be brought before the shareholders for a vote. If any other matter is properly brought before the Meeting, George M. C. Fisher and Joyce
P. Haag, acting as your proxies, will vote for you in their discretion. New Jersey law (under which the Company is incorporated) requires that you be given notice of all matters to be voted upon, other than procedural matters, such as adjournment of the Meeting.
Q:  Who is entitled to vote?
A: Shareholders of record as of the close of business on March 15, 1999 (the Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

__________________________________________________________________
Q:  How do I vote?
A:  There are four ways to vote:
    - By Internet at http://www.eproxyvote.com/ek. We encourage you to vote this way.
    -  By toll-free telephone at (877) 779-8683.
    -  By completing and mailing your proxy card.
    -  By written ballot at the Meeting.

If you vote by Internet or telephone, your vote must be received at least 36 hours prior to the Meeting.

Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, George
M. C. Fisher and Joyce P. Haag will vote your shares FOR items 1-4 and AGAINST items 5-7.
Q:  Can I change my vote?
A: Yes. You may change your vote or revoke your proxy any time before the Meeting by:
    -  entering a new vote by Internet or telephone;
    -  returning a later-dated proxy card;
    -  notifying Joyce P. Haag, Secretary; or
    -  completing a written ballot at the Meeting.
Q:  What vote is required to approve each proposal?
A: The four director nominees receiving the greatest number of votes will be elected.
    The ratification of election of the independent accountants and the two compensation plans require the affirmative vote of a majority of the votes cast at the Meeting.
    The shareholder proposals require the affirmative vote of a majority of the votes cast at the Meeting. However, the adoption of the shareholder proposal requesting annual election of all directors would not by itself eliminate board classification. Eliminating board classification requires an amendment to the Company's Restated Certificate of Incorporation. This requires action by the Board of Directors and the affirmative vote of at least 80 percent of the outstanding shares of the Company.
Q:  Is my vote confidential?
A: Yes. Only the election inspectors and certain individuals who help with processing and counting the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.
Q:  Who will count the vote?
A: BankBoston N.A. will count the vote and its representatives will be the inspectors of election.
Q:  What shares are covered by the proxy card?
A: The shares covered by your card represent all your shares including those in the Eastman Kodak Shares Program and the Employee Stock Purchase Plan, and the shares credited to your account in the Savings and Investment Plan and the Kodak Employees Stock Ownership Plan. The Trustees and custodians of these plans will vote your shares in each plan as you direct.
__________________________________________________________________
Q:  What does it mean if I get more than one proxy card?
A: It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent at (800) 253-6057.
Q:  Who can attend the Annual Meeting?
A: All shareholders as of March 15, 1999, can attend and bring a guest. Seating, however, is limited. Attendance at the Meeting will be on a first-come, first-served basis, upon arrival at the Meeting.
__________________________________________________________________
Q:  What do I need to do to attend the Annual Meeting?
A: You need to indicate your intention to attend the Meeting when you vote, and bring the "Admission Ticket" to the Meeting. If your shares are held by a broker or nominee, bring proof of your ownership to the Meeting.
__________________________________________________________________
Q:  What is the quorum requirement of the Meeting?
A: A majority of the outstanding shares as determined on March 15, 1999, present or represented by proxy, constitutes a quorum for voting on proposals at the Annual Meeting. If you vote by Internet, telephone, proxy card or written ballot, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum but neither will be counted as votes cast. On March 1, 1999, there were 321,992,863 shares outstanding.
Q:  How do I recommend someone to be a director of Kodak?
A:  You may recommend any person as a director by writing to Joyce
P. Haag, Secretary, Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0218. You must include with your recommendation a description of the nominee's principal occupations or employment over the last five years and a statement from your nominee indicating that he or she will serve if elected. The Committee on Directors will consider persons recommended by shareholders.
Q:  How much did this proxy solicitation cost?
A: The Company hired Georgeson & Co. Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $18,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.
Q:  When are the shareholder proposals due for the 2000 Annual
    Meeting?
A:  Shareholder proposals must be in writing, addressed to Joyce
P. Haag, Secretary, Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0218, and received by November 24, 1999.

Q:  What other information about the Company is available?
A:  The following information is available:
    -  Annual Report on Form 10-K
    -  Transcript of the Annual Meeting
    - Plan descriptions, annual reports, and trust agreements and contracts for the pension plans of the Company and its subsidiaries
    -  Diversity Report
    -  Health, Safety and Environment Annual Report
You may request copies by contacting:
      Coordinator, Shareholder Services
      Eastman Kodak Company
      343 State Street
      Rochester, New York 14650-0520
      (716) 724-5492



PROPOSALS TO BE VOTED UPON
ITEM 1-ELECTION OF DIRECTORS
The Company's By-Laws require the Company to have at least nine directors but no more than 18. The number of directors is set by the Board and is currently 13. The Board is divided into three classes of directors with overlapping three-year terms. There are four Class III directors whose terms expire at the 1999 Annual Meeting.
Nominees for re-election as Class III directors are:
Richard S. Braddock
Daniel A. Carp
Durk I. Jager
Richard A. Zimmerman

All four nominees agree to serve a three-year term (see page 25 for more information).
If any nominee is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, the shares represented by proxies will be voted for the substitute.
If any director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or elect a new director to fill the vacancy. This new director will serve until the next Annual Meeting of shareholders.
The Board of Directors recommends a vote FOR the election of directors.
ITEM 2-RATIFICATION OF ELECTION OF INDEPENDENT ACCOUNTANTS PricewaterhouseCoopers LLP has been the Company's independent accountants for many years. The Board of Directors, on the recommendation of its Audit Committee, elected PricewaterhouseCoopers LLP, the independent accountants, to serve until the 2000 Annual Meeting of shareholders.
Representatives of PricewaterhouseCoopers LLP will attend the Meeting to respond to questions and make a statement, if they desire.
The Board of Directors recommends a vote FOR the ratification of election of PricewaterhouseCoopers LLP as independent accountants.

ITEM 3-APPROVAL OF 2000 OMNIBUS LONG-TERM COMPENSATION PLAN
Background
The Board of Directors has adopted, subject to shareholder approval, the 2000 Omnibus Long-Term Compensation Plan (the "2000 Omnibus Plan" or the "Plan"). If approved by the shareholders, the 2000 Omnibus Plan will become effective January 1, 2000, and expire on December 31, 2004. The 2000 Omnibus Plan is substantially similar to, and is intended to replace, the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan (the "1995 Omnibus Plan") which expires on December 31, 1999. The following are the principal differences between the 2000 Omnibus Plan and the 1995 Omnibus Plan:

    - All employees of the Company and its 50% or more owned subsidiaries are eligible to participate in the Plan. The 1995 Omnibus Plan limits participation to the Company's employees and its 80% or more owned subsidiaries.
    - The Company's directors are eligible to participate in the Plan.
    - The 2000 Omnibus Plan requires a participant who violates the confidentiality or non-compete provisions of his or her Employee's Agreement to repay to the Company all stock option and SAR gains realized by the participant within the preceding 24 months.
    - All shares related to awards that terminate by expiration, forfeiture or cancellation are available again for grant under the 2000 Omnibus Plan.

A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan. The
Company will send, without charge, a copy of the Plan to any shareholder who requests a copy.

Purpose
As was the case with the 1995 Omnibus Plan, the purpose of the 2000 Omnibus Plan is to motivate selected employees of the Company and its subsidiaries to put forth maximum efforts toward the continued growth, profitability and success of the Company and its subsidiaries.

Administration
The Executive Compensation and Development Committee, or another committee designated by the Board of Directors, (the
"Committee") will administer the Plan.

Eligibility for Participation
The following persons are eligible to participate in the Plan:

    - all employees of the Company or any of its 50% or more owned subsidiaries;
    - certain foreign nationals who, but for the laws of their countries, would be employees of one of the company's subsidiaries; and
    -  the Company's directors.

The selection of those participants who will receive awards is entirely within the discretion of the Committee.

Only those employees who are senior-level executives are eligible to participate in the Plan's Performance Stock
Program.

The Committee has not yet determined how many employees are likely to participate in the Plan. The Committee intends, however, to grant most of the Plan's awards to those managerial employees who can have a significant effect on the growth, profitability and success of the Company. There are currently approximately 800 employees in this category.

Types of Awards
The Plan authorizes the grant of:

    -  non-qualified and incentive stock options,
    -  stock appreciation rights ("SARs"),
    - stock awards, performance shares (which are stock or stock-based awards contingent upon attaining performance objectives during a performance period),
    - performance units (which are units valued by reference to criteria chosen by the Committee),
    - shares of the Company's stock under the Plan's Performance Stock Program, and
    - any other award established by the Committee which is consistent with the Plan's purpose.

Termination and Amendment of Plan
The Committee may terminate or amend the Plan at any time for any reason or no reason. Without shareholder approval, however, the Committee may not adopt any amendment affecting "covered employees" that requires the vote of the Company's shareholders under Section 162(m) of the Internal Revenue Code. The Company's Chief Executive Officer and its four other most highly-compensated executive officers are "covered employees."

Available Shares
Up to 22,000,000 shares of the Company's common stock may be granted under the Plan. This number may be adjusted for changes in the Company's capital structure, such as a stock split. Shares of common stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, or are settled in cash in lieu of common stock, will be available again for grant.

Award Limits
The maximum number of shares of common stock available for awards granted in the form of stock awards, performance units or performance shares (including those issued in the form of performance awards) is 3,500,000. If granted, 1,000,000 of these shares may be awarded only if the Company achieves a specific performance goal. The performance goal is total shareholder return by the Company equal to at least that earned over the same period by a company at the 50th percentile in terms of shareholder return within the Standard & Poor's 500 Composite Stock Price Index. Fifty percent of the target award will be earned if this performance goal is achieved. One hundred percent of the target award will be earned if total shareholder return for the period equals that of a company at the 60th percentile in terms of shareholder return within the Standard & Poor's 500 Composite Stock Price Index.

The maximum number of shares of common stock that may be awarded to any one participant in a single calendar year in the form of stock awards, performance units or performance shares is 75,000.

The maximum number of shares for which stock options may be granted to any one participant for a performance period is 300,000.

The maximum number of shares for which SARs may be granted to any one participant for a performance period is 300,000.

The maximum award payable to any one participant under the Performance Stock Program for a performance cycle is 75,000 shares of common stock.

Grants To Non-U.S. Employees
To facilitate the granting of awards to participants who are employed outside of the United States, the Plan authorizes the Committee to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Stock Options
The Committee may grant awards in the form of stock options to purchase shares of the Company's common stock. For each stock option grant, the Committee will determine the number of shares subject to the option, the manner and time of the option's exercise and the exercise price. Stock options must be granted for a term of 10 years or less. The exercise price of a stock option may not be less than 100% of the fair market value of the Company's common stock on the date the stock option is granted. Upon exercise, a participant may pay the exercise price in cash, shares of common stock, a combination thereof, or such other consideration as the Committee determines. The Plan prohibits the repricing of stock options. Any stock option granted in the form of an incentive stock option will satisfy the requirements of Section 422A of the Internal Revenue Code.

Stock Appreciation Rights
The Committee may grant SARs either in tandem with a stock option ("Tandem SARs") or independent of a stock option
("Freestanding SARs").

A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable, and the exercise price of such an SAR will be the same as the option price of its related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related Tandem SAR will automatically be canceled to the extent of the number of shares covered by the stock option exercise.

The Committee will determine the number of shares subject to a freestanding SAR, the manner and time of the SAR's exercise, and the exercise price of the SAR. Freestanding SARs must be granted for a term of 10 years or less. The exercise price of a Freestanding SAR may not be less than 100% of the fair market value of the Company's common stock on the date of grant.

Performance Stock Program
Through the Performance Stock Program, the Committee will continue the long-term stock based compensation program it began under the Eastman Kodak Company 1990 Omnibus Long-Term Compensation Plan. A description of the program appears on page 40 under the heading "Long-Term Incentive Plan". Participation in the program is limited to a small group of senior-level executives who are expected to have the most influence on and accountability for the Company's future performance.

Awards granted under the program provide participants with the opportunity to earn shares of the Company's common stock, subject to such terms, restrictions and conditions as the Committee may determine. Each award granted under the program for a performance cycle consists of a target award expressed as a fixed number of shares of common stock.

A performance cycle consists of three consecutive calendar years. These cycles will operate concurrently. That is, a new performance cycle will commence annually. Generally a participant must be continuously employed throughout a performance cycle in order to be eligible for an award for the cycle.

Within the first 90 days of a cycle, the Committee will establish objective performance goals for the cycle from the listed performance criteria set forth in the Plan. Awards may not be paid for a cycle unless the performance goals for the cycle are achieved. The Committee will also establish the performance formula for the cycle. This formula will determine, assuming the performance goals for the cycle are achieved, what percentage of the participant's target award has been earned.

After the close of each performance cycle, the Committee will determine whether the performance goals for the cycle have been achieved. If the goals are met, the Committee will then determine what percentage of each participant's target award has been earned for the cycle. In determining the actual award to be paid to a participant, the Committee has the authority to reduce or eliminate the award earned by the participant, based upon any objective or subjective criteria it deems appropriate.

Other Terms
Awards may be paid in cash, common stock, a combination of cash and common stock, or any other form of property, as the Committee determines. If an award is granted in the form of a stock award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may include as part of the award an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, a participant may defer payment of a stock award, performance share, performance unit, dividend, or dividend equivalent.

Change In Control and Change In Ownership
In the event of a Change In Control (as defined in the Plan), a participant whose employment is terminated within two years for a reason other than death, disability, cause, voluntary resignation or retirement will receive the following treatment:

    - all of the terms, conditions, restrictions and limitations in effect on any of the participant's awards will lapse;
    - all of the participant's outstanding awards will be 100% vested;
    - all of the participant's outstanding stock options, SARs, common stock units, performance shares, and other stock-based awards will be cashed out based on the Change In Control Price (as defined in the Plan); and
    - all of the participant's outstanding performance units will be cashed out.

All payments will be made as soon as possible, but no later than the 90th day following the date of the participant's termination of employment.

The Plan also provides that upon a Change In Ownership all participants, regardless of whether their employment is terminated, will automatically receive the same treatment afforded to a terminated participant in the event of a Change In Control. The Plan defines a Change In Ownership as a Change In Control that results in the Company's common stock ceasing to be actively traded on the New York Stock Exchange.

New Plan Benefits
The benefits or amounts that will be received by or allocated to the CEO, the named executive officers, all current executive officers as a group, and all employees who are not executive officers are not presently determinable. If the 2000 Omnibus Plan had been in effect in 1998, the stock option awards received by the Company's executive officers would have been the same as the stock option awards actually received by such persons for 1998 under the 1995 Omnibus Plan. The Option/SAR Grants in Last Fiscal Year table on Page 37 lists for 1998 the stock option awards for the CEO and the four other highest-paid executive officers.

Federal Tax Treatment
The following is a brief summary of the principal United States federal income tax consequences related to stock options. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

A participant who is granted an incentive stock option does not realize any taxable income at the time of grant or at the time of exercise. Similarly, the Company is not entitled to a deduction at the time of grant or at the time of exercise. If a participant does not sell or transfer the shares acquired upon exercise of an incentive stock option before the later of two years from the date of the option's grant or one year from the date of the participant's acquisition of the shares, any gain or loss realized on the sale of the shares will be a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

A participant who is granted a non-qualified stock option does not have taxable income at the time of grant. The participant will, however, realize ordinary income at the time of the option's exercise. The amount of the income will equal the difference between the market value of the shares on the date of exercise and the exercise price of the underlying shares. The Company is entitled to a corresponding deduction for the same amount.

Limitation on Income Tax Deduction
Under Section 162(m) of the Internal Revenue Code, the Company's federal income tax deductions may be limited to the extent that total compensation paid to a "covered employee" exceeds $1,000,000 in any one year. The Company can, however, preserve the deductibility of certain compensation in excess of $1,000,000 provided it complies with the conditions imposed by
Section 162(m), including the payment of performance-based compensation pursuant to a plan approved by shareholders. The Plan has been designed to enable any award granted by the Committee to a "covered employee" to qualify as performance-based compensation under Section 162(m).

Other Information
The closing price of the Company's common stock reported on the New York Stock Exchange for March 1, 1999, was $65.8125 per share.

The Board of Directors recommends a vote FOR approval of 2000 Omnibus Long-Term Compensation Plan.
ITEM 4-APPROVAL OF 2000 MANAGEMENT VARIABLE COMPENSATION PLAN
Background
In 1995, the shareholders of the Company adopted the Eastman Kodak Company Management Variable Compensation Plan ("1995 MVCP"), a performance-based annual compensation plan for management-level employees. The 1995 MVCP expires at the end of 1999, and the Board of Directors has adopted, subject to shareholder approval, the 2000 Management Variable Compensation Plan ("2000 MVCP" or "Plan"). If approved by the shareholders, the 2000 MVCP will become effective January 1, 2000, and expire on December 31, 2004. The 2000 MVCP is virtually identical to 1995 MVCP.

A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan. The Company will send, without charge, a copy of the Plan to any shareholder who requests a copy.

Purpose
As was the case with the 1995 MVCP, the purpose of the 2000 MVCP is to provide a performance-based, profit-driven, annual incentive award in order to attract, retain and motivate the Company's management-level employees.

Administration
The Executive Compensation and Development Committee, or another committee designated by the Board of Directors, (the "Committee") will administer the Plan.

Eligibility
Plan eligibility is generally limited to the Company's management-level employees. The Committee determines which management-level employees will be participants for a particular performance period (Kodak's fiscal year). The approximate number of management-level employees who are currently eligible to participate in the 1995 MVCP is 800.

Form of Awards
The Plan provides for cash awards.

Award Limits
The maximum award payable to any employee who is a "covered employee" under Section 162(m) of the Internal Revenue Code for a performance period is $5,000,000. A "covered employee" is the Company's Chief Executive Officer and each of its four other most highly paid executive officers. A "covered employee" may not receive an award for a performance period unless the performance goal for the period is attained.

Procedure For Determining Awards
Within the first 90 days of a performance period, the Committee establishes for the period:
    -  the performance goal,
    -  the performance formula, and
    - the formula for determining what percentage of the award pool should be allocated to each "covered employee".

The Plan's sole performance measure to determine the award pool is Economic Profit/EVA. Using this measure, the Committee establishes the performance goal for the performance period. If Company performance is equal to or greater than the performance goal, the performance formula for the performance period determines the amount of the award pool for the period. The total of all bonuses for a given performance period cannot exceed the amount of the award pool for the year. The total award pool does not, however, have to be awarded. The Committee has the authority to carry over unused award pool funds to subsequent performance periods.

A target award is established in advance for each participant. The target, which is a percentage of base salary, varies depending on the participant's position within the Company. Target awards are expected to range from 25 to 105 percent of base salary.

Awards To Covered Employees
Before any award is paid for a performance period, the Committee must certify in writing that the performance goal for the period has been met. If the performance goal is satisfied, the Committee calculates the portion of the award pool that is to be allocated to each "covered employee" based on the formula it established at the beginning of the performance period. The Committee has the discretion to reduce or eliminate the formula's allocation of the award pool to each "covered employee".

Payment of Awards
The Plan authorizes the Committee to allocate the award pool among the Plan's participants based on such factors, goals and measures as it determines. To date under 1995 MVCP, performance in the management appraisal process has influenced the size of awards given to participants.

With Committee approval, a participant may defer the payment of all or any part of his or her award.

Change In Control and Change In Ownership
In the event of a Change In Control (as defined in the Plan), if a participant's employment is terminated within two years for a reason other than death, disability, cause, voluntary resignation or retirement, the participant will receive the following treatment:

    - the participant will be paid a prorata award for the performance period in which he or she terminates employment; and
    - all of the participant's other unpaid awards will be paid to the participant.

The Plan also provides that upon a Change In Ownership, all participants, regardless of whether their employment is terminated, will automatically receive the same treatment provided to a terminated participant in the event of a Change In Control. The Plan defines a Change In Ownership as a Change In Control that results in the Company's common stock ceasing to be actively traded on the New York Stock Exchange.

Termination and Amendment of Plan
The Committee may terminate or amend the Plan at any time for any reason or no reason. Without shareholder approval, however, the Committee may not adopt any amendment affecting "covered employees" that requires the vote of Kodak's shareholders under Section 162(m) of the Internal Revenue Code.

New Plan Benefits
The benefits or amounts that will be received by or allocated to the CEO, the named executive officers, all current executive officers as a group and all employees who are not executive officers are not presently determinable. If the 2000 MVCP had been in effect in 1998:
    - the amounts received by the Company's Ceo and the named executive officers would have been the same as the amounts actually received by such persons for 1998 under 1995 MVCP;
    - the amounts received by all current executive officers as a group would have been the same as the amounts received by such persons for 1998 under 1995 MVCP, i.e., approximately $5,314,626; and
    - the amounts received by all participants as a group would have been the same as the amounts received by such participants for 1998 under 1995 MVCP, i.e., $29,400,000.

The Summary Compensation Table on page 35 lists for 1998 the MVCP awards for the CEO and the four other highest-paid executive officers.

Federal Tax Treatment
Under current federal tax law awards will be included in income at the time of receipt and will be subject to tax at ordinary income tax rates. The Company will be entitled to a corresponding deduction at the same time.

The Board of Directors recommends a vote FOR approval of 2000
Management Variable Compensation Plan.
ITEM 5-SHAREHOLDER PROPOSAL-EXECUTIVE COMPENSATION REVIEW

Helen Glenn Burlingham, Wellspring Farm, 6320 Soper Road, Perry, New York, owner of 100 shares, submitted the following proposal:
"WHEREAS:
We believe that financial, social and environmental criteria should be taken into account in setting compensation packages for top corporate officers. Public scrutiny of executive compensation is intensifying worldwide with serious concerns being expressed about the disparity between salaries of top corporate officers, US employees, and workers in low wage countries.
Shareholders and our Board of Directors need to be vigilant in safeguarding our company's best interest by challenging executive pay packages that create rewards to executives regardless of return to shareholders. For example, should executive pay be reduced when stockholders' dividends are down?
Executives of companies like ours, with Mexican operations, often make several thousand times the pay of their Mexican employees. In 1994, Ford's CEO, Alexander Trotman made 2,003 times the annual pay of an average Ford employee in Mexico. According to Kodak documents, some of our Mexican workers are making an average of $ .95 per hour.
In 1995, Pearl Meyer and Partners reported that CEO compensation packages at large corporations increased 23%, to an average of $4.37 million, that is $2,100 an hour, or 183 times the average US worker's 1995 hourly earnings according to the Council on International and Public Affairs.
In 1996, Kodak's CEO and COO, George Fisher, had a reported combined salary and bonus of $3,986,884 and held restricted stock totaling $6,835,053 in addition to other compensation and benefits. Yet, a severe drop in earnings in 1997 resulted in Kodak's decision to cut payroll by 10,000 workers. Is it fair that comparatively low-wage workers lose their income while top executives salaries do not reflect financial performance?
Our company needs to adopt a policy of equitable compensation of key officers based on success in serving shareholders, customers and employees. We also need to address the implications of paying high executives salaries and poverty wages to workers.
The relationship between compensation and the social and environmental impact of company decisions also raises important concerns. For example, should top officers pay be reduced for a given year if the company is found guilty of poor environmental performance, especially if it results in costly fines or expensive protracted litigation?
BE IT RESOLVED:
That shareholders request the Board institute a comprehensive Executive Compensation Review, with a summary report available upon request to shareholders by October 15, 1999. Among questions to be addressed are:
    1. Whether the compensation of corporate executives should be frozen or reduced during periods of significant corporate downsizing and cost cutting.
    2. Whether a cap should be placed on compensation packages for officers to prevent our company from paying excessive compensation.
    3. How to develop appropriate performance measures for the long-term incentive programs during periods of restructuring.
    4. How to develop an equitable and fair wage policy, because paying widely divergent compensation levels can result in decreased worker morale and/or productivity, poor labor-management relations, and harm Kodak's public image.
    5. How issues such as social and environmental responsibility are reflected in executive compensation.
If you AGREE, Please mark your proxy FOR this resolution."
The Board of Directors recommends a vote AGAINST this proposal for the following reasons:
The Executive Compensation and Development Committee of the Board of Directors oversees all of our executive compensation programs. The Committee's report on pages 47 - 51 demonstrates that the Committee already considers many of the issues raised by the shareholder in her proposal.
In determining appropriate compensation levels, the Committee considers Company performance and the amount of compensation paid by other companies for comparable jobs. In analyzing Company performance, the Committee reviews the Company's financial performance as well as the Company's performance in the areas of customer satisfaction, employee satisfaction and public responsibility. For example, if management fails to increase diversity in the workforce, improve safety in the workplace, or decrease the Company's emissions, management receives less bonus. The Company believes that only if shareholders, customers and employees are satisfied will the Company be successful.
In 1998 the criteria used to measure employee satisfaction and public responsibility included Company compliance with environmental and equal employment opportunity laws and regulations. In addition, the Committee reviewed employee responses to opinion surveys which measured management's leadership capabilities and employee satisfaction with the workplace, management and the Company.
The Company recognizes that, in addition to delivering solid, sustained financial performance, it must abide by environmental laws and regulations, provide a work environment free from sexual harassment and race discrimination, and generally be a socially responsible corporate citizen. Annual bonuses are determined based upon performance in all of these areas.
The Executive Compensation and Development Committee's report demonstrates that the Company is already considering many of the issues identified in the proposal. Management, therefore, believes that the time, effort and expense necessary to complete the review and produce the summary report requested is not justified.
The Board of Directors recommends a vote AGAINST this proposal.
ITEM 6-SHAREHOLDER PROPOSAL - ANNUAL ELECTION OF DIRECTORS
The Service Employees International Union Master Trust, 1343 L Street NW, Washington, DC 20005, owner of 19,500 shares, submitted the following proposal:
"BE IT RESOLVED: That the stockholders of Eastman Kodak Company urge the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected. SUPPORTING STATEMENT
In 1997 and 1998, a majority of shareholders supported this resolution. Following the 1997 vote, the board encouraged us to resubmit the resolution and decided not to take a position on the resolution so they could receive a "clear indication" of how shareholders wanted the board to proceed. Since 71% of the shareholders voting supported the resolution in 1998, we found it disturbing that the board has not acted to declassify the board. Because of this inaction, we again urge you to vote for this proposal.
The Board of Directors of Eastman Kodak is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interests of Eastman Kodak and its shareholders. The elimination of the staggered board would require each director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the board collectively and each director individually. Concerns that the annual election of directors would leave Eastman Kodak without experienced board members in the event that all incumbents are voted out are unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued.
A classified board of directors protects the incumbency of the board of directors and current management which in turn limits accountability to stockholders. It is our belief that Eastman Kodak's corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of Eastman Kodak. While Eastman Kodak's current performance is good, we believe sound corporate governance practices, such as the annual election of directors, will impose the level of management accountability necessary to help insure that a good performance record continues over the long term."

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

A classified Board of Directors provides director continuity and stability, which enhances the Board's ability to focus on long-term strategy and long-term performance. For example, if the Company were confronted with an unsolicited takeover offer, the fact that the entire Board could not be removed in a single proxy fight would allow directors to weigh remaining independent against accepting the offer, or a competing offer, from a position of strength. This is not merely a theoretical consideration; anecdotal data suggest that companies with classified boards secure a higher price-per-share premium in unsolicited takeover situations than companies whose directors are elected annually.
In short, a classified board is beneficial to shareholders. Proponent claims that a classified board protects the incumbency of directors, which in turn limits accountability to shareholders. While proponent's incumbency point is correct, the fact is that shareholders have a variety of tools at their disposal to ensure that directors, even directors who are elected on a classified basis, are accountable to shareholders. These tools include withholding votes from directors who are standing for election, meeting with directors to express shareholder concerns, and publicity campaigns. Shareholders have used these accountability tools with a number of companies, with considerable success.
This proposal was first submitted by the proponent at the Company's 1997 Annual Meeting. The Board opposed the proposal. When the proposal was resubmitted at the 1998 Annual Meeting, the Board took the extraordinary step of maintaining a neutral position in order to receive the opinion of shareholders, uninfluenced by a recommendation from the Board. Although the proposal received 71 percent of the vote in 1998, this represented only 39 percent of the shares outstanding. This is relevant because, pursuant to Section 5 of the Company's Restated Certificate of Incorporation, the vote of at least 80 percent of the Company's shares outstanding is required to declassify the Board.
The Board believes that a classified Board is a better governance vehicle than annual election of Directors.
The Board of Directors recommends a vote AGAINST this proposal.


ITEM 7-SHAREHOLDER PROPOSAL - ADDITIONAL ENVIRONMENTAL DISCLOSURE
Nancy Watson Dean, 6 Sibley Place, Rochester, New York 14607, owner of 600 shares, submitted the following proposal:

"Whereas, the US Securities and Exchange Commission (SEC) requires publicly-held corporations to disclose potential environmental liabilities to shareholders;
Whereas, various environmental codes of conduct, including the CERES principles, (Coalition for Environmental Responsible Economies) call for public disclosure and openness;
Whereas, Kodak's Vision of Environmental Responsibility affirms the intent of environmental responsibility stated: "Eastman Kodak is recognized as a world-class company, and the leading imaging company, in protecting the quality of the environment and the health and safety of its employees, customers, and the community in which it operates;"
Whereas, there is increased community concern about hazardous waste incineration at Kodak Park and emissions of known carcinogens, including dioxin and hexavalent chromium and Kodak acknowledges that costly pollution controls may be necessary to meet Clean Air Act requirements;
Whereas, Kodak has a history of environmental violations resulting in substantial penalties including $2,000,000 in fines (1990) and $5,000,000 in civil fines (1994) and a negotiated settlement with the US Environmental Protection Agency (EPA) to spend $12,000,000 over eight years on environmental cleanup projects;
Whereas, Kodak's SEC reports, list potential instances of significant environmental liability that may accrue to the company in pollution and toxic waste cleanup activities, including potential cleanup at "approximately 20 Superfund sites;"
Whereas, there may exist additional liability, cleanup responsibility and remedial costs at Kodak facilities beyond what is presently reported in SEC reports;
BE IT RESOLVED: The shareholders request Kodak's Board to disclose in its environmental progress report, a complete listing of all hazardous waste sites where Kodak is a potentially responsible party, and other circumstances in which the company and its shareholders can be expected to accrue environmentally-based financial liabilities through retirement of operations, court orders, consent decrees, litigation, or government requirements, that environmental remediation, pollution clean-up, pollution equipment upgrades, and/or damage compensation.

SUPPORTING STATEMENT
In recent years, Kodak has been subject to federal and state investigations for environmental violations, EPA's 1991 investigation uncovered 150 federal hazardous waste violations at Kodak Park "potentially worth tens of millions of dollars." (Environmental Reporter, Washington DC). In addition to a $100,000,000 underground storage tank improvement project at Kodak Park, the company is liable for the investigation and remediation of five hazardous waste sites on that property, and is listed as a PRP at numerous other Superfund sites. Kodak continues to be New York State's largest toxic chemical releaser (Federal Toxic Release Inventory). In 1998, the NYS Department of Environmental Conservation investigated Kodak and cited the company for numerous environmental violations subject to financial penalties.
Kodak shareholders, in evaluating the company's continued economic prospects, need to receive the best possible information on the company's current assets and liabilities, including prospective environmental liabilities, as can be reasonably ascertained.
For these reasons, we believe it is imperative that Kodak include in its annual environmental progress report, a listing and identification of known and expected environmental liabilities and cleanup responsibilities that are likely to accrue.
If you AGREE, please mark your proxy FOR this resolution."

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

The Company accrues and discloses liabilities for environmental matters in accordance with generally accepted accounting principles
(GAAP) and the rules and regulations of the Securities and Exchange Commission (SEC). The disclosures are made in the Annual Report and on Form 10-K filed with the SEC.

In addition, for the past eight years the Company has produced and made available to its shareholders a Health, Safety and Environment Annual Report. This report provides a summary of the Company's efforts and results in complying with environmental protection laws. Any shareholder may obtain a copy of this annual environmental report by contacting the Company.

This shareholder proposal requests the Company to provide more extensive, detailed information than is required by GAAP and the SEC. The rules of the SEC require the Company to disclose the material effects that compliance with environmental laws may have upon capital expenditures, earnings and the competitive position of the Company. These rules also require the Company to disclose each year all material estimated capital expenditures for environmental control facilities. The Company complies with all the requirements of GAAP and the SEC related to environmental matters.

We believe that the Company's current method of disclosing environmental costs and other financial data in its Annual Report and on Form 10-K, as well as the availability of an easy-to-read description of the Company's efforts to protect and restore the environment in its Health, Safety and Environment Annual Report, meet the information needs of shareholders. All material information is disclosed concerning the Company's activity in this area.

The Board of Directors recommends a vote AGAINST this proposal


                              BOARD OF DIRECTORS

RICHARD S. BRADDOCK (PICTURE OMITTED)

DANIEL A. CARP (PICTURE OMITTED)

DURK I. JAGER (PICTURE OMITTED)

RICHARD A. ZIMMERMAN (PICTURE OMITTED)


NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING AT THE 2002
ANNUAL MEETING (Class III Directors)

RICHARD S. BRADDOCK                 Director since May 1987
Mr. Braddock, 57, is Chairman and CEO of priceline.com, a position he has held since August of 1998. He was Chairman of True North Communications from July 1997 to January 1999. He was a principal of Clayton, Dubilier & Rice, from June 1994 until September 1995. From January 1993 until October 1993, he was Chief Executive Officer of Medco Containment Services, Inc. From January 1990 through October 1992, he served as President and Chief Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A. Prior to that, he served for approximately five years as Sector Executive in charge of Citicorp's Individual Bank, one of the financial services company's three core businesses. Mr. Braddock was graduated from Dartmouth College in 1963 with a degree in history, and received his MBA degree from the Harvard School of Business Administration in 1965. He is a director of AmTec, Inc., Cadbury Schweppes, E*Trade and priceline.com.

DANIEL A. CARP                     Director since December 1997
Mr. Carp, 50, is President and Chief Operating Officer of Eastman Kodak Company. He was elected to this position effective January 1, 1997, after having served as Executive Vice President and Assistant Chief Operating Officer since November 1995. Mr. Carp began his career with Kodak in 1970 and has held a number of increasingly responsible positions in market research, business planning, marketing management and line of business management. In 1986 Mr. Carp was named Assistant General Manager of Latin American Region and in September 1988 he was elected a Vice President and named General Manager of that region. In 1991 he was named General Manager of the European Marketing Companies and later that same year, General Manager, European, African and Middle Eastern Region. He holds a BBA degree in quantitative methods from Ohio University, an MBA degree from Rochester Institute of Technology and an MS degree in management from the Sloan School of Management, Massachusetts Institute of Technology. Mr. Carp is a director of Texas Instruments Incorporated.

DURK I. JAGER                   Director since January 1998
Mr. Jager, 55, is President and Chief Executive Officer of The Procter & Gamble Company. He was elected to this position effective January 1999 after having served as President and Chief Operating Officer since 1995 and Executive Vice President from 1990-1995. Mr. Jager joined The Procter & Gamble Company in 1970 and was named Vice President in 1987. He was graduated from Erasmus Universiteit, Rotterdam, The Netherlands. Mr. Jager is a director of The Procter & Gamble Company.

RICHARD A. ZIMMERMAN                 Director since July 1989
Mr. Zimmerman, 67, is the retired Chairman and Chief Executive Officer of Hershey Foods Corporation. Mr. Zimmerman joined Hershey in 1958 and was named Vice President in 1971. Appointed a Group Vice President later in 1971, he became President and Chief Operating Officer in 1976. He was named Chief Executive Officer in January 1984 and Chairman of the Board in March 1985. Mr. Zimmerman was graduated from Pennsylvania State University. He is a director of Stabler Companies, Inc. and Westvaco Corporation.

                      BOARD OF DIRECTORS
MARTHA LAYNE COLLINS (PICTURE OMITTED)

GEORGE M. C. FISHER (PICTURE OMITTED)

PAUL E. GRAY (PICTURE OMITTED)

DELANO E. LEWIS (PICTURE OMITTED)

JOHN J. PHELAN, JR. (PICTURE OMITTED)


DIRECTORS CONTINUING TO SERVE A TERM EXPIRING AT THE 2000 ANNUAL
MEETING (Class I Directors)

MARTHA LAYNE COLLINS                Director since May 1988
Governor Collins, 62, is Executive Scholar in Residence at Georgetown College, a position she assumed in August 1998, after having been Director, International Business and Management Center, at the University of Kentucky, since July 1996. From 1988 to 1997, she was President of Martha Layne Collins and Associates, a consulting firm, and from July 1990 to July 1996, she was President of St. Catharine College in Springfield, Kentucky. Following her receipt of a BS degree from the University of Kentucky, Governor Collins taught from 1959 to 1970. After acting as Coordinator of Women's Activities in a number of political campaigns, she served as Clerk of the Supreme Court of the Commonwealth of Kentucky from 1975 to 1979. She was elected to a four-year term as Governor of the Commonwealth of Kentucky in 1983 after having served as Lieutenant Governor from 1979 to 1983. Governor Collins, who has served as a Fellow at the Institute of Politics, Harvard University, is a director of R. R. Donnelley & Sons Company, Bank of Louisville and Mid-America Bancorp.

GEORGE M. C. FISHER               Director since December 1993
Mr. Fisher, 58, is Chairman and Chief Executive Officer of Eastman Kodak Company. Mr. Fisher also held the position of President from December 1993 through December 1996 and the position of Chief Operating Officer from October 1995 through December 1996. Before joining Kodak, Mr. Fisher served as Chairman and Chief Executive Officer of Motorola, Inc., after having served as President and Chief Executive Officer between 1988 and 1990. Mr. Fisher holds a bachelor's degree in engineering from the University of Illinois and a master's degree in engineering and a doctorate degree in applied mathematics from Brown University. Mr. Fisher is a director of General Motors Corporation and AT&T.

PAUL E. GRAY                      Director since September 1990
Dr. Gray, 67, is President Emeritus of the Massachusetts Institute of Technology (M.I.T.) and Professor of Electrical Engineering and Computer Science. Dr. Gray served as Chairman of the governing board of M.I.T. from 1990 to June 1997 and as its President from 1980 to 1990. He has also served on the M.I.T. faculty and in the academic administration, including responsibilities as Associate Provost, Dean of Engineering and Chancellor. Dr. Gray earned his bachelor's, master's and doctorate degrees in electrical engineering from M.I.T. He is a director of Nvest, L.P. and The Boeing Co.

DELANO E. LEWIS                  Director since May 1998
Mr. Lewis, 60, is the retired President and Chief Executive Officer of National Public Radio Corporation, a position he held from January 1994 until August 1998. He was President and Chief Executive Officer of C&P Telephone Company, a subsidiary of Bell Atlantic Corporation, from 1988 to 1993, after having served as Vice President since 1973. Mr. Lewis held several positions in the public sector prior to joining C&P Telephone Company. Mr. Lewis received a BA from University of Kansas and a JD from Washburn School of Law. He is a director of BET Holding, Inc., Colgate-Palmolive Co. and Halliburton, Inc.

JOHN J. PHELAN, JR.           Director since December 1987
Mr. Phelan, 67, is the retired Chairman and Chief Executive Officer of the New York Stock Exchange, Inc., a position he held from 1984 until 1991. He was President of the International Federation of Stock Exchanges from 1991 through 1993. He is a member of the Council on Foreign Relations and is a senior advisor to the Boston Consulting Group. Mr. Phelan, a graduate of Adelphi University, is active in educational and philanthropic organizations and is also a director of Merrill Lynch & Co., Inc., Metropolitan Life Insurance Company and SONAT Inc.


ALICE F. EMERSON (PICTURE OMITTED)

HARRY L. KAVETAS (PICTURE OMITTED)

PAUL H. O'NEILL (PICTURE OMITTED)

LAURA D'ANDREA TYSON (PICTURE OMITTED)


DIRECTORS CONTINUING TO SERVE A TERM EXPIRING AT THE 2001 ANNUAL
MEETING (Class II Directors)

ALICE F. EMERSON                      Director since May 1992
Dr. Emerson, 67, is Senior Advisor to The Andrew W. Mellon Foundation, a position she assumed in 1998 after having served as Senior Fellow since 1991. She was President of Wheaton College in Massachusetts from 1975-1991 and served the University of Pennsylvania, first as Dean of Women and subsequently as Dean of Students from 1966 to 1975. Dr. Emerson received her bachelor's degree from Vassar College and her Ph.D. degree from Bryn Mawr College. She is a director of AES Corporation, BankBoston Corporation and Champion International Corp.

HARRY L. KAVETAS                       Director since May 1997
Mr. Kavetas, 61, is Chief Financial Officer and Executive Vice President of Eastman Kodak Company. He was elected to this position in September 1994 after serving as Senior Vice President since February 1994. Before joining Kodak, Mr. Kavetas served as President, Chief Executive Officer and Director of IBM Credit Corporation, a position he held from 1986 until he retired from IBM in December 1993. In his 32 years at IBM, Mr. Kavetas held a number of management positions. Mr. Kavetas holds a BA degree in finance and economics from the University of Illinois. He is a director of Lincoln National Corporation.

PAUL H. O'NEILL                    Director since December 1997
Mr. O'Neill, 63, is Chairman and Chief Executive Officer of Aluminum Company of America (Alcoa) and has held this position since April 1987. Prior to joining Alcoa, Mr. O'Neill served as President of International Paper Company from 1985-1987, after having joined that company in 1977. Mr. O'Neill began his career as an engineer for Morrison-Knudsen, Inc., worked as a computer systems analyst with the U.S. Veterans Administration from 1961-1966, and served on the staff of the U.S. Office of Management and Budget from 1967-1977. He was deputy director of OMB from 1974-1977. Mr. O'Neill received a BA degree in economics from Fresno State College and a master's degree in public administration from Indiana University. Mr. O'Neill is a director of Alcoa, Lucent Technologies and National Association of Securities Dealers, Inc.

LAURA D'ANDREA TYSON                     Director since May 1997
Dr. Tyson, 51, is Dean of the Walter A. Haas School of Business, a position she assumed in July 1998. Previously, she was professor of the Class of 1939 Chair in Economics and Business Administration at the University of California, Berkeley, a position she held from January 1997 to July 1998. Prior to this position, Dr. Tyson served in the first Clinton Administration as Chairman of the President's National Economic Council and 16th Chairman of the White House Council of Economic Advisers. Prior to joining the Administration, Dr. Tyson was professor of Economics and Business Administration, Director of the Institute of International Studies, and Research Director of the Berkeley Roundtable on the International Economy at the University of California, Berkeley. Dr. Tyson holds a BA degree from Smith College and a Ph.D. degree in economics from the Massachusetts Institute of Technology. Dr. Tyson is the author of numerous articles on economics, economic policy and international competition. She is a director of Ameritech Corporation, Morgan Stanley, Dean Witter, Discover & Co., and Human Genome Sciences, Inc.



Board Committees

The Board of Directors has an Audit Committee, a Committee on Directors, an Executive Compensation and Development Committee, a Finance Committee and a Public Policy Committee. All committee members are non-employee, independent directors.
Audit Committee                                  5 meetings in 1998
    - recommended the firm that Kodak should retain as independent accountants;
    - reviewed the audit and non-audit activities of both the independent accountants and the internal audit staff of the Company;
    - met separately and privately with the independent accountants and with the Company's Director, Corporate Auditing, to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received; and
    -  reviewed the Committee's charter.

Committee on Directors                           2 meetings in 1998
    - reviewed the qualifications of individuals for election as members of the Board;
    - recommended qualified individuals to be considered for Board membership;
    -  recommended directors' compensation and benefits; and
    -  reviewed the Committee's charter.

Executive Compensation and Development Committee 6 meetings in 1998
    -  reviewed the Company's executive development process;
    - set the compensation for the Chief Executive Officer, President, executive vice presidents and senior vice presidents and recommended the compensation of other
       Company officers;
    - certified and granted awards under the Company's compensation plans;
    - approved and recommended to the Board approval of 2000 Omnibus Long-Term Compensation Plan and
       2000 Management Variable Compensation Plan; and
    -  reviewed the Committee's charter.

Finance Committee                                 5 meetings in 1998
    -  reviewed the Company's financing strategies;
    - reviewed significant acquisitions, divestitures, and joint ventures;
    - reviewed the investment performance and the administration of the Company's defined benefit pension plan; and
    -  reviewed the Committee's charter.

Public Policy Committee                           2 meetings in 1998
    -  reviewed proposals submitted by shareholders;
    -  reviewed the Company's philanthropic programs;
    -  reviewed the Company's environmental initiatives; and
    -  reviewed the Committee's charter.


                          COMMITTEE MEMBERSHIP

                     Audit  Committee  Executive     Finance  Public
                            On         Compensation           Policy
                            Directors  and
                                       Development
Name
-------------------- -----  ---------  -----------   -------   ------

Richard S. Braddock             X           X*

Martha Layne Collins   X                                          X*

Alice F. Emerson                X           X

Paul E. Gray           X*                                         X

Durk I. Jager                               X           X

Delano E. Lewis                  X                                X

Paul H. O'Neill        X                                          X

John J. Phelan, Jr.                         X            X*

Laura D'Andrea Tyson   X                                 X

Richard A. Zimmerman            X*                       X

*	Chairman

Meeting Attendance
The Board of Directors held a total of six meetings in 1998. All of the directors attended at least 75 percent of the meetings of the Board and committees of the Board on which such director served. The average attendance by all directors was over 94 percent.

Director Compensation
Annual Payments
Non-employee directors receive:
    -  $18,000 in cash and $20,000 in Kodak stock annually;
    - $1,000 for each Board, committee and special meeting attended;
    -  an additional $1,000 for each committee meeting they chair;
       and
    - reimbursement of out-of-pocket expenses for the meetings they attend.
Employee directors receive no additional compensation for serving on the Board.

Deferred Compensation
Non-employee directors may defer some or all of their compensation into a phantom Kodak stock account or into a phantom interest-bearing account. Five directors deferred compensation in 1998. In the event of a change In control of the Company, the amounts in the phantom accounts will be paid in a single cash payment. Retirement Plan
The retirement plan for current non-employee directors was terminated effective February 12, 1999. Retired directors currently receiving benefits will continue to receive benefits in accordance with the plan. The value of current directors' benefits will be converted to units and credited to each director's account under the Deferred Compensation Plan for Directors. For directors elected prior to January 1, 1996, the plan provided an annual retirement benefit for life equal to the then-current annual retainer. For directors elected after January 1, 1996, the plan provided an annual retirement benefit equal to the annual retainer when the director retired. The benefit is paid until the earlier of the director's death or the end of a period of time equal to the director's length of service. In the event of a change In control of the Company, all retirement benefits will be paid in a single cash payment equal to the present value of the remaining retirement benefits.
Life Insurance
The Company provides group term life insurance in the amount of $100,000 to all non-employee directors. This amount decreases to $50,000 at retirement or age 65, whichever occurs later. Charitable Award Program
The program provides for a contribution by the Company of up to $1,000,000 following the director's death to up to four charitable institutions recommended by the director. The individual directors derive no financial benefits from this program. It is funded by joint life insurance policies purchased by the Company and self-insurance. The purposes of the program are to further the Company's philanthropic endeavors, with particular emphasis on education, acknowledge the services of the Company's directors, and recognize the interest of the Company and the directors in supporting worthy charitable and educational institutions. Each non-employee director who commenced service prior to January 1, 1997, is eligible to participate in the program. Current directors who are participating are Messrs. Braddock, Phelan, and Zimmerman, Drs. Emerson and Gray, and Gov. Collins. Directors whose service commenced after December 31, 1996, are not eligible.


             BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS,
                  NOMINEES AND EXECUTIVE OFFICERS

Directors, Nominees
and Executive                       Number of Common Shares
Officers                            Owned on January 4, 1999
-------------------                 ------------------------

Richard T. Bourns                           169,077(a)(b)(c)
Richard S. Braddock                           3,676
Daniel A. Carp                              239,535(a)(b)
Martha Layne Collins                          3,481(d)
Alice F. Emerson                              4,222(d)
George M. C. Fisher                       2,417,417(a)(b)
Paul E. Gray                                  3,000
Durk I. Jager                                 2,792(d)
Harry L. Kavetas                            449,943(a)(b)(c)
Carl F. Kohrt                               141,700(a)(b)(c)
Delano E. Lewis                                 555(d)
Paul H. O'Neill                               1,934(d)
John J. Phelan, Jr.                           8,683(d)
Laura D'Andrea Tyson                            839
Richard A. Zimmerman                          5,175(d)
All Directors, Nominees and
  Executive Officers as a
  Group (28), including the above         4,127,796(a)(b)(c)(d)(e)

(a) Includes the following number of shares which may be acquired by exercise of stock options: R. T. Bourns -
34,272; D. A. Carp - 193,259; G. M. C. Fisher - 2,162,402;
H. L. Kavetas - 366,224; C. F. Kohrt - 113,725; and all directors, nominees and executive officers as a group - 3,524,126.
(b) Includes the following Eastman Kodak Company common stock equivalents, receipt of which was deferred under the Performance Stock Program: R. T. Bourns - 31,428; D. A. Carp
- 24,391; G. M. C. Fisher - 86,975; H. L. Kavetas - 20,265;
C. F. Kohrt - 24,391; and all directors, nominees and executive officers as a group - 231,183.
(c) Includes the following Eastman Kodak Company common stock equivalents, which are held in the Executive Deferred Compensation Plan: R. T. Bourns - 5,717; H. L. Kavetas - 40,644; C. F. Kohrt - 1,064; and all directors, nominees and executive officers as a group - 51,078.
(d) Includes the following Eastman Kodak Company common stock equivalents, which are held in the Deferred Compensation
Plan for Directors: M. L. Collins - 281; A. F. Emerson -
1,698; D. I. Jager - 792; D. E. Lewis - 480; P. H. O'Neill -
934; J. J. Phelan, Jr. - 4,844; and R. A. Zimmerman - 1,115.
(e) The total number of shares beneficially owned by all directors, nominees and executive officers as a group is less than 2 percent of the Company's outstanding shares.


The above table reports beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means all Company securities over which the directors, nominees and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The figures above include shares held for the account of the above persons in the Eastman Kodak Shares Program and the Kodak Employee Stock Ownership Plan, and the interests, if any, of the above persons in the Kodak Stock Fund of the Eastman Kodak Employees' Savings and Investment Plan, stated in terms of Kodak shares.



                                         COMPENSATION OF NAMED EXECUTIVE OFFICERS

The individuals named in the following table were the Company's Chief Executive Officer and the four other highest-paid executive officers during 1998.  The figures shown include both amounts paid and amounts deferred.

                                               SUMMARY COMPENSATION TABLE
                                               --------------------------
                                        Annual Compensation               Long-Term Compensation
                                                                           (Paid or Deferred)
                                ----------------------------------  -------------------------------
                                                                           Awards            Payouts
                                                                    ------------------------ -----------
                                                                                  Securities
                                                         Other                    Under-
                                                         Annual     Restricted    lying                   All Other
Name and                                                 Compen-    Stock         Options/   LTIP         Compensa-
Principal Position       Year   Salary        Bonus(a)    sation(b)   Awards(c)       SARs(d)     Payouts(e)    tion(f)
------------------       ----   ----------    ---------- ---------  -----------  ----------- -----------  ------------
G. M. C. Fisher          1998   $2,000,000    $1,710,000  $     -   $        0     159,087   $        0    $1,768,222
Chairman & CEO           1997    2,000,000             0        -    4,506,250   2,084,701            0     1,847,065
                         1996    2,000,000     1,725,000        -            0      75,000    1,495,463     1,925,188

D. A. Carp               1998      741,250       545,063   30,334    1,476,800     401,402            0             0
President & COO          1997      677,885             0   52,257            0     151,993            0             0
                         1996      517,309       600,000        -            0      34,000      365,558             0

H. L. Kavetas            1998      635,000       361,950        -            0     101,180            0             0
Executive                1997      625,385             0        -      885,000     237,676            0             0
Vice President & CFO     1996      597,692       450,000        -            0      34,000      728,346             0

C. F. Kohrt              1998      550,000       313,500  340,123            0      71,032            0             0
Executive Vice President 1997      540,385             0   98,384            0      36,674            0             0
& Assistant COO          1996      486,538       400,000        -            0      34,000      365,558        75,000

R. T. Bourns             1998      424,000       194,510        -            0      36,767            0             0
Senior Vice President    1997      445,000       119,568        -            0      27,621            0             0
                         1996      445,000       253,446        -            0      23,000      440,331             0

(a) This column shows Management Variable Compensation Plan awards for services in the year indicated.
(b) Where no amount is shown, the value of personal benefits provided was less than the minimum amount required to be reported. For D.
A. Carp the amounts represent tax reimbursement associated with expatriate payments. For C. F. Kohrt for 1998, the amount represents expatriate payments of $215,794 and tax reimbursement of $124,329 and for 1997, the amount represents expatriate payments.
(c) The total number and value of restricted stock held as of December 31, 1998, for each named individual (valued at $72.00 per share) are: G. M. C. Fisher - 131,372 shares - $9,458,784; D. A. Carp -
42,742 shares - $3,077,424;  H. L. Kavetas - 22,810 shares -
$1,642,320; C. F. Kohrt - 22,742 shares - $1,637,424; and R. T.
Bourns - 0 shares. The amount shown for D. A. Carp for 1998 represents 20,000 shares valued as of the date of grant (May 1, 1998) at $73.84 per share. Amounts shown for 1997 represent grants made in connection with the extension of G. M. C. Fisher's and H.
L. Kavetas' employment contracts with the shares valued as of the date of grant, i.e., G. M. C. Fisher 50,000 shares - $4,506,250 at $90.125 per share on February 25, 1997, and H. L. Kavetas 10,000 shares - $885,000 at $88.50 per share on March 4, 1997. Dividends are paid on restricted shares as and when dividends are paid on Kodak common stock.
(d) For G. M. C. Fisher for 1997, this amount includes 2,000,000 stock options granted in connection with the extension of his employment contract. For H. L. Kavetas for 1997, this amount includes 200,000 stock options granted in connection with the extension of his employment contract.
(e) No awards were paid for the periods 1996-1998 and 1995-1997 under the Performance Stock Program. Amounts for 1996 were paid based on performance over the period 1995-1996 and computed as of the date of award, February 13, 1997, at $92.3125 per share. The value of these shares as of December 31, 1998, is included in footnote (c).
All these awards were paid in shares of restricted stock, which restrictions lapse upon attainment of age 60. Dividends are paid on the restricted shares as and when dividends are paid on Kodak common stock.
(f) For G. M. C. Fisher for 1998, this amount includes $1,738,382 of principal and interest forgiven by the Company with respect to two loans described under the heading "Employment Contracts" on page
42 and $29,840 for life insurance premiums; for 1997, this amount includes $1,819,805 of principal and interest forgiven and $27,180 for life insurance premiums; for 1996 this amount includes
$1,901,388 of principal and interest forgiven and $23,800 for life insurance premiums. For C. F. Kohrt for 1996, the amount is a special recognition award paid in connection with repositioning of the Office Imaging Business.

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                      Individual Grants
                 -------------------------------------------------------------------------
                 Number of   Percentage
                 Securities  of Total
                 Underlying  Options/SARs
                 Options/    Granted to      Exercise or
                 SARs        Employees       Base Price   Expiration      Grant Date
Name             Granted     in Fiscal Year  Per Share    Date            Present Value (f)
---------------  ----------  --------------  -----------  ----------      ----------------

G. M. C. Fisher       4,087(a)      .001%      $61.594       3/12/08            $   72,544
                    155,000(b)(c)    .011        65.906       4/01/08             3,087,600

D. A. Carp            1,402(a)      .001        61.594       3/12/08                24,886
                    100,000(b)(c)    .008        65.906       4/01/08             1,992,000
                    300,000(d)      .022        73.844       4/30/08             6,558,000

H. L. Kavetas         1,180(a)      .001        61.594       3/12/08                20,945
                    100,000(b)(c)    .008        65.906       4/01/08             1,992,000

C. F. Kohrt           1,032(a)      .001        61.594       3/12/08                18,318
                     70,000(b)(c)    .005        65.906       4/01/08             1,394,400

R. T. Bourns            767(a)      .001        61.594       3/12/08                13,614
                     26,000(b)(c)    .002        65.906       4/01/08               517,920
                     10,000(e)(c)    .001        66.656       3/01/08               199,200




(a) These options were awarded under the Wage Dividend Plan and are immediately vested.
(b) These options were awarded under the Spring 1998 stock option grant.
(c) One third of the options vest on each of the first three anniversaries of the grant date. Termination of employment, for other than death or a permitted reason, prior to the first anniversary of the grant date, results in forfeiture of the options.
Thereafter, termination of employment prior to vesting results in forfeiture of the options unless the termination is due to retirement, death, disability or an approved reason. Vesting accelerates upon death.
(d) These options were awarded under the 1995 Omnibus Long-Term Compensation Plan and the 1997 Stock Option
Plan. One third of these options vest on each of the third, fourth and fifth anniversaries of the date of grant. Termination of employment, for other than death or a permitted reason, prior to the first anniversary of the grant date, results in forfeiture of the options. Thereafter, termination of employment prior to vesting results in forfeiture of the options unless the termination is due to retirement, death, disability or an approved reason. Vesting accelerates upon death.
(e) These options were awarded under the 1998 Management Recognition Subplan to the 1995 Omnibus Long-Term Compensation Plan.
(f) The present value of these options was determined using the Black-Scholes model of option valuation in a manner consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES


                                                Number of
                                                Securities                        Value of Unexercised
                                                Unexercised                       in-the-money
                  Number                        Options/SARs at                   Options/SARs at
                  of                            Fiscal Year-End                   Fiscal Year-End*
                  Shares                        -----------------------------     -----------------------------
                  Acquired on      Value
Name              Exercise          Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
--------------    ------------     ----------  ------------    --------------     ------------    -------------


G. M. C. Fisher              0       $       0    1,662,402        1,729,925        $25,196,500     $  949,240

D. A. Carp               5,760         319,962      159,959          511,222          1,913,387        611,517

H. L. Kavetas                0               0      116,224          484,632             94,035      6,423,517

C. F. Kohrt                  0               0      113,725          104,632          1,675,825        428,697

R. T. Bourns             3,757         149,981      122,848           60,975          2,721,058        213,316




*   Based on the closing price on the New York Stock Exchange - Composite Transactions of the Company's
    common stock on December 31, 1998, of $72.00 per share.


Long-Term Incentive Plan
Each February the Executive Compensation and Development Committee approves a three-year performance cycle under the Performance Stock Program. Participation in the program is limited to senior executives. Awards under each cycle are contingent upon achieving a performance goal established by the Committee. The performance goal is total shareholder return by the Company equal to at least that earned over the same period by a company at the 50th percentile in terms of total shareholder return within the Standard & Poor's 500 Composite Stock Price Index. After the close of a cycle, the Committee determines whether the performance goal was achieved and, if so, calculates the percentage of each participant's target award earned. No award is paid unless the performance goal is achieved. Fifty percent of the target award is earned if the performance goal is achieved. One hundred percent of the target award is earned if total shareholder return for the cycle equals that of a company at the 60th percentile within the Standard & Poor's 500 Composite Stock Price Index. In determining the actual award to be paid to a participant, the Committee has the discretion to reduce or eliminate the award earned, based upon any criteria it deems appropriate. Awards, if any, are paid in the form of restricted stock, which restrictions lapse at age 60. The table below shows the threshold (i.e., attainment of the performance goal), target and maximum number of shares for the Chief Executive Officer and the other named executive officers for each cycle.
Individuals who participate for less than the full performance cycle are eligible for only a prorated award based upon the length of their participation.
No awards were earned for the 1996-1998 performance cycle as shown in the "LTIP Payouts" column of the Summary Compensation Table shown on page 35.

LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

                   Number
                   of             Performance     Estimated Future Payouts Under
                   Shares,        or Other        Non-Stock Price-Based Plans
                   Units or       Period Until   -----------------------------------------
                   Other          Maturation     Threshold        Target         Maximum
                   Rights         or Payout      # of Shares     # of Shares   # of Shares
Name
----------------   -------------  -------------  -----------    ------------   -----------

G. M. C. Fisher    N/A            1996-1998       6,750         13,500         20,250
                                  1997-1999       6,750         13,500         20,250
                                  1998-2000       6,750         13,500         20,250

D. A. Carp         N/A            1996-1998       3,288          6,575          9,863
                                  1997-1999       4,250          8,500         12,750
                                  1998-2000       4,250          8,500         12,750

H. L. Kavetas      N/A            1996-1998       3,288          6,575          9,863
                                  1997-1999       3,288          6,575          9,863
                                  1998-2000       3,288          6,575          9,863

C. F. Kohrt        N/A            1996-1998       3,288          6,575          9,863
                                  1997-1999       3,288          6,575          9,863
                                  1998-2000       3,288          6,575          9,863

R. T. Bourns       N/A            1996-1998       1,988          3,975          5,963
                                  1997-1999       1,988          3,975          5,963
                                  1998-2000       1,988          3,975          5,963



                             EMPLOYMENT CONTRACTS
The Company employs Mr. Fisher under a contract which terminates on December 31, 2000. In addition to information found elsewhere in this Proxy Statement, this contract provides:
    - two loans to Mr. Fisher in the total amount of $8,284,400 which were fully forgiven as of November 2, 1998;
    - credit for years of service under the Company's benefit plans, including 22 years of deemed service and five additional years of age for the retirement plan. Any pension benefit payable to Mr. Fisher will be reduced by pension paid from his prior employer;
    -  life insurance equal to 3.5 times his base salary; and
    - a disability benefit equal to 60 percent of his base salary.
If Mr. Fisher's employment is terminated without cause, including following a change In control, Mr. Fisher is entitled to three years of salary continuation, immediate vesting of stock options, lapsing of restrictions on restricted stock and payment of unpaid bonuses. Mr. Fisher is entitled to reimbursement for taxes on certain payments, including any amounts constituting "parachute payments" under the Internal Revenue Code.
The Company employs Mr. Kavetas under a contract which terminates on February 10, 2001. The contract provides credit for years of service under the Company's benefit plans. For calculating his pension benefit, Mr. Kavetas receives credit for five years of service for each of the first five years of employment and 3.5 years of service for the sixth and seventh years of employment. Any pension benefit payable to Mr. Kavetas will be reduced by pension payments from Mr. Kavetas' prior employer. If employment terminates due to death, Mr. Kavetas' estate is entitled to three months' salary. If he is terminated without cause he is entitled to 18 months' salary, vesting of stock options and lapsing of restrictions on restricted stock.
Termination of Employment
The Company has a general severance arrangement available to substantially all U.S. employees which provides two weeks of pay for every year of service with a maximum of 52 weeks.

The Company has a severance agreement with Mr. Bourns. The agreement assures Mr. Bourns that he will not forfeit his awards and bonuses under the Company's compensation plans due to his retirement. Also, the Company has agreed to continue to provide a post-retirement survivor income benefit to Mr. Bourns' spouse in the event the Company terminates or modifies this plan benefit. Finally, the agreement permits Mr. Bourns to continue to participate in the Company's financial consulting program for a two-year period.

Change In Control Arrangements
In the event of a change In control of the Company which causes the Company's stock to cease active trading on the New York Stock Exchange, the Company will make the following payments within 90 days after the change In control:
    - to each participant in the Executive Deferred Compensation Plan, the amount in his or her account;
    - to each participant in the Management Variable Compensation Plan, a pro rata target award for the year in which the event occurs and payment of any other awards not yet paid; and
    - to each holder of a stock option or stock appreciation right, the difference between the exercise price and the change In control price.


                           RETIREMENT PLAN
The Company funds a tax-qualified, defined benefit pension plan for virtually all U.S. employees. Retirement income benefits are based upon an employee's "average participating compensation"
(APC). The Plan defines APC as one-third of the sum of the employee's "participating compensation" for the highest consecutive 39 periods of earnings over the 10-year period ending immediately prior to retirement or termination. "Participating compensation," in the case of the executive officers included in the Summary Compensation Table, is base salary and Management Variable Compensation Plan awards, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays.
For an employee with up to 35 years of accrued service, the annual normal retirement income benefit is calculated by multiplying the employee's years of accrued service by the sum of
(a) 1.3 percent of APC, plus (b) .3 percent of APC in excess of the average Social Security wage base. For an employee with more than 35 years of accrued service, the amount is increased by one percent for each year in excess of 35 years.
The retirement income benefit is not subject to any deductions for Social Security benefits or other offsets. Officers are entitled to benefits on the same basis as other employees. The normal form of benefit is an annuity, but a lump sum payment is available in some limited situations.

PENSION PLAN TABLE - Annual Retirement Income Benefit
Straight Life Annuity Beginning at Age 65


                                   Years of Service
                    ------------------------------------------------------------
Remuneration             25         30          35          40           45
-------------       ----------  ----------  ----------  -----------  -----------
$  500,000          $  200,000  $  240,000  $  280,000  $  294,000  $  308,000
 1,000,000             400,000     480,000     560,000     588,000     616,000
 1,500,000             600,000     720,000     840,000     882,000     924,000
 2,000,000             800,000     960,000   1,120,000   1,176,000   1,232,000
 2,500,000           1,000,000   1,200,000   1,400,000   1,470,000   1,540,000
 3,000,000           1,200,000   1,440,000   1,680,000   1,764,000   1,848,000
 3,500,000           1,400,000   1,680,000   1,960,000   2,058,000   2,156,000
 4,000,000           1,600,000   1,920,000   2,240,000   2,352,000   2,464,000
 4,500,000           1,800,000   2,160,000   2,520,000   2,646,000   2,772,000
 5,000,000           2,000,000   2,400,000   2,800,000   2,940,000   3,080,000


NOTE:  For purposes of this table Remuneration means APC.  To the extent that any employee's annual retirement income benefit exceeds the amount payable from the Company's funded Plan, it is paid from one or more unfunded supplementary plans.



The following table shows the years of service credited as of December 31, 1998, to each of the five employees named in the Summary Compensation Table. This table also shows the amount of each named employee's APC at the end of 1998.

                               RETIREMENT PLAN

                              Years of
                              Service               APC
                              --------          -------------
G. M. C. Fisher               27(a)               $3,794,998
D. A. Carp                    28                    936,761
H. L. Kavetas                 29(b)                1,061,643
C. F. Kohrt                   27                    722,438
R. T. Bourns                  40                    671,246

(a) Mr. Fisher is credited with 22 extra years of service for purposes of calculating his retirement benefit.
(b) Mr. Kavetas is credited with 24 extra years of service for purposes of calculating his retirement benefit.



In the event of a change In control, a participant whose employment is terminated, for a reason other than death, disability, cause or voluntary resignation, within five years of such event is given up to five additional years of service. In addition, where the participant is age 50 or over on the date of the change In control, up to five additional years of age is given for the following plan purposes:
    -  to determine eligibility for early and normal retirement,
    -  to determine eligibility for a vested right, and
    -  to calculate the amount of retirement benefit.
The actual number of years of service and years of age that is given to such a participant decreases proportionately depending upon the number of years that elapse between the date of a change In control and the date of the participant's termination of employment. Further, if the plan is terminated within five years after a change In control, the benefit for each plan participant will be calculated as indicated above.


              REPORT OF THE EXECUTIVE COMPENSATION
                   AND DEVELOPMENT COMMITTEE
Purposes
The Company's executive compensation plans aim to:
    - Tie compensation to performance consistent with Company values and with increasing shareholder value.
    - Attract and retain talented management by paying compensation competitive with the compensation paid by similar companies.
    - Link compensation both to short-term and long-term Company performance.
    -  Increase senior management's stock ownership.
Types of Compensation
There are two main types of compensation:
    -  Annual Compensation.  This includes salary and bonus.
    - Long-Term Compensation. This includes stock options and a performance stock program that pays awards in restricted stock.

Factors to be Considered in Determining Compensation

Survey Data: The Executive Compensation and Development Committee is composed entirely of independent outside directors. The Committee sets overall targeted levels of compensation, both annual compensation and long-term incentives, for the Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents. The Committee wants management compensation to be competitive with the compensation paid by similar companies. Each year, the Company participates in surveys prepared by outside consultants. The companies included in these surveys are those that we compete with for executive talent. Most, but not all, of these companies are included in the Dow Jones Industrial Index shown in the Performance Graph on page 51. Based largely on the median compensation of these surveyed companies, the Committee sets the target compensation of the Company's executives. Management Appraisal Process: Management compensation is also determined through our management appraisal process. This process consists of two parts: the Management Performance Commitment Process (MPCP) and Touchstone Review.
We use the MPCP to reinforce a performance-based culture, to focus and coordinate our efforts and, most importantly, to improve performance. In the first step of this process, each member of management at the start of the year develops specific and measurable goals in the following three areas:
    -  shareholder satisfaction,
    -  customer satisfaction, and
    -  employee satisfaction/public responsibility.

To achieve a common, Company-wide focus, managers align their goals and efforts both across the entire Company and throughout all levels of the Company. The criteria used to measure achievement of these goals are: financial performance, achievement of diversity goals, employee development, quality and cycle time and customer satisfaction.
Periodically and at year-end, each manager's performance is measured against his or her goals.
The final step of the process links compensation to results. The manager's MPCP score plays a significant role in determining his or her base salary, stock option grant and annual bonus.
The other part of our management appraisal process is the Touchstone Review. This is an annual questionnaire which measures a manager's practice of the five Company values:
    -  respect for the dignity of the individual
    -  integrity
    -  trust
    -  credibility
    -  continuous improvement and personal renewal
A manager's peers and subordinates complete the questionnaire. The results are included in the appraisal process and have an impact on the manager's base salary, stock option grant and annual bonus. Stock Ownership Requirements: The Company has stock ownership requirements for its senior executives. Senior executives must own common stock of the Company worth a multiple of salary. The multiples range from one times salary to four times salary for the CEO.
Today, these requirements apply to approximately 25 executives, all of whom have either satisfied or are on track to satisfy the requirements.
Annual Compensation
Annual compensation for our executives includes salary and bonus under our annual incentive plan.
Base Salary: The Company determines a manager's salary based on individual performance and comparisons to executive compensation in similar companies. Individual performance is measured through our MVCP and Touchstone Review.
Bonuses: Under the Company's annual bonus plan, the Management Variable Compensation Plan (MVCP), a target bonus is set for each manager. The target, which is a percentage of salary, varies depending on the manager's position in the Company. For 1998, target bonuses range from 18 percent of base salary to 90 percent of base salary for the CEO.
In 1998, MVCPs sole performance measure to determine the award pool for the year was Economic Profit/EVA. Using Economic Profit/EVA, the Committee established at the beginning of the year a performance threshold for the year. The plan provides that no bonuses will be paid to the Company's "covered employees" if the performance threshold is not met. Company performance equal to or greater than the year's performance threshold determines the size of the award pool for such year. The total amount of all bonuses for a given year cannot exceed the amount of the award pool for the year. The Committee awards bonuses from the award pool using the results of the management appraisal process.
1998 Bonuses: During 1998, the Company aimed to increase revenue, grow market share, continue cost-reduction activities, and improve earnings. The Company introduced the use of Economic Profit/EVA as its performance measure for its bonus pool. During 1998, management goals also focused on:
    -  customer satisfaction,
    -  product leadership,
    -  employee training and development, and
    -  diversity.
In 1998, the Company exceeded its Economic Profit/EVA threshold. Performance results across the different goals ranged from very strong to disappointing. Overall, Company results showed excellent progress.
The Summary Compensation Table on page 35 lists for 1998 the awards for the CEO and the four other highest-paid executive officers.
Long-Term Compensation
The Company's long-term compensation program consists of stock options and a performance stock program. The purpose of both types of awards is to increase shareholder value.
Stock Options: Stock options tie compensation directly to the future value of the Company's common stock. Our managers gain only when you gain-when the price of our common stock rises.
To determine the size of individual grants for 1998, the Committee reviewed survey data covering other companies' practices. Most of the companies included in these surveys are the same companies used in the surveys of annual cash compensation. The Committee used median survey values as reference points to determine the size of option grants. The Committee also considered the frequency with which other companies grant stock options, as well as the number of options granted by the Company to its managers in prior years. The Committee granted stock options in 1998 to all Company managers at market price for a term of ten years. The 1998 stock option awards for the CEO and the four other highest-paid executive officers appear on page 37. For those who received no bonus payment in 1997, the stock option award was greater than their normal target award grant.
Performance Stock Program: The Performance Stock Program is a multi-year program for the Company's senior executives. The purpose of the program is to focus the attention of senior management on the long-term results of the Company. A description of the program, as well as the threshold, target and maximum awards for the CEO and the four other highest-paid executive officers, appear on page 40.
The performance threshold for the 1996-1998 performance cycle was shareholder return equal to at least that earned over the same period by a company at the 50th percentile in terms of shareholder return within the Standard & Poor's 500 Composite Stock Price Index. For the 1996-1998 performance cycle, the Company's shareholder return was equal to the 22nd percentile company in the Standard & Poor's 500 Composite Stock Price Index. Due to the Company's failure to achieve threshold performance, no awards were paid for the 1996-1998 performance cycle.
Wage Dividend
In 1998, management employees also participated in the Wage Dividend Plan, an annual profit-sharing plan for all U.S. employees. For managers, the plan's sole performance measure was Economic Profit/EVA. If the Plan's Economic Profit/EVA threshold is met in a given year, all employees receive awards based on the same percentage of their earnings for the year. The level of Economic Profit/EVA determines this percentage. For 1998, the percentage was 6.52%. Awards for all management employees are paid in the form of stock options. The 1998 Wage Dividend awards for the CEO and the four other highest-paid executive officers appear on page 37.

Beginning in 1999, management-level participants will no longer participate in the U.S. Wage Dividend Plan as well as similar plans in other countries. This action was taken to reinforce MVCP as the Company's only annual incentive award for managers. As a result of this change, target award levels under MVCP were increased.

New Plans

The Committee reviewed and approved two new plans, summaries of which appear in this proxy statement. They are 2000 Omnibus Long-Term Compensation Plan (page 11) and 2000 Management Variable Compensation Plan (page 17). East plan is a follow-on plan to one approved by shareowners in 1995, which expires at the end of 1999. The new plans are necessary to provide an on-going basis for short-term and long-term compensation.

Chief Executive Officer Compensation
Mr. Fisher joined the Company in October 1993. His employment agreement with the Company covers a period of five years. An amendment to this agreement in February 1997 extended Mr. Fisher's employment until December 31, 2000. Under the terms of Mr. Fisher's extension, he was granted 50,000 shares of restricted stock and 2,000,000 stock options. The restrictions on the restricted stock lapse on January 1, 2001. The exercise price of the stock options is $90.125, the closing price of the Company's common stock on the New York Stock Exchange on February 25, 1997. Other details of his agreement appear on page 42.
During 1998, as in the past four years, no change was made to Mr. Fisher's salary of $2,000,000. This amount is set under the terms of Mr. Fisher's employment agreement.
The Committee used the CEO's results under the management appraisal process to determine his bonus and stock option award for the year. Based upon the Company's performance described earlier in this Report, Mr. Fisher received a bonus of $1,710,000 for 1998. The Committee granted Mr. Fisher 155,000 stock options in 1998 as shown in the Option/SAR Grants in Last Fiscal Year Table on page 37.
Leadership and Development
The Committee reviewed the Company's leadership and organization development plans, as well as the Company's profiles for succession candidates. It also discussed the Company's executive compensation strategies. These are designed to provide leaders capable of creating effective organizations and executing business strategies that will drive the success of the Company. In addition, the Committee reviewed diversity activities and goals as part of the Company's diversity program.
Company Policy on Qualifying Compensation
Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain forms of compensation in excess of $1,000,000 paid to any of the senior executives named in the Summary Compensation Table. The Committee believes that, while there may be circumstances in which the Company's interests are best served by maintaining flexibility whether or not the compensation is fully deductible under Section 162(m), it is generally in the Company's best interests to comply with Section 162(m).
Other Committee Action
Supporting the Company's encouragement of stock ownership by all employees and believing such a program will reinforce the efforts of employees and further encourage them to act as owners, the Committee approved a grant of 100 stock options to all non-management employees of the Company. The grant was made on April 2, 1998.
The Committee also agreed to continue the Stock Option Recognition Program (SORP) through 1999. This program provides for the use of stock options as special recognition awards for significant contributions. Awards from SORP can generally be made only to employees who are not participants in the management-level stock option plan.



    Richard S. Braddock (Chairman)
    Alice F. Emerson
    Durk I. Jager
    John J. Phelan, Jr.
                PERFORMANCE GRAPH - SHAREHOLDER RETURN
The following graph compares the performance of the Company's common stock with the performance of the Standard & Poor's 500 Composite Stock Price Index and the Dow Jones Industrial Index, by measuring the changes in common stock prices from December 31, 1993 plus assumed reinvested dividends.

[graph omitted]


                12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
                -------- -------- -------- -------- -------- --------
Eastman Kodak   $100.00  $111.00  $160.00  $196.00  $152.00  $185.00

S&P 500 Index    100.00   101.00   139.00   171.00   228.00   286.00

Dow Jones        100.00   105.00   144.00   185.00   232.00   273.00

The graph assumes that $100 was invested on December 31, 1993, in each of the Company's common stock, the Standard & Poor's 500 Composite Stock Price Index and the Dow Jones Industrial Index, and that all dividends were reinvested. In addition, the graph weighs the constituent companies on the basis of their respective market capitalizations, measured at the beginning of each relevant time period.

By Order of the Board of Directors
/s/ Joyce P. Haag
Joyce P. Haag
Secretary
Eastman Kodak Company
March 24, 1999

[map omitted]

Parking for the Meeting is available in Lot 42 between Eastman Avenue and Merrill Street. A shuttle service will run between the parking lot and the Theater on the Ridge beginning at approximately 8:30 AM, and ending approximately one hour after the conclusion of the Meeting. The Visitor Parking Lot will not be available for shareholder parking for this Meeting.



                                        DEFINITIVE COPY

(CORPORATE LOGO OMITTED)

EASTMAN KODAK COMPANY

This Proxy is solicited on behalf of the Board of Directors.


The undersigned hereby appoints George M. C. Fisher and Joyce P. Haag, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of Eastman Kodak Company which the undersigned has power to vote at the Annual Meeting of shareholders to be held on May 12, 1999, or any adjournment thereof.

NOMINEES FOR DIRECTOR: Richard S. Braddock, Daniel A. Carp,
                       Durk I. Jager and Richard A. Zimmerman

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR
DIRECTOR, FOR THE RATIFICATION OF ELECTION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS, FOR
APPROVAL OF 2000 LONG-TERM COMPENSATION PLAN, FOR APPROVAL OF 2000 MANAGEMENT VARIABLE COMPENSATION PLAN, AND AGAINST THE THREE
SHAREHOLDER PROPOSALS.

This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:
   FOR the election of all nominees for director;
   FOR the ratification of election of independent accountants; FOR approval of 2000 Omnibus Long-Term Compensation Plan; FOR approval of 2000 Management Variable Compensation Plan; AGAINST the shareholder proposal requesting an executive compensation review;
   AGAINST the shareholder proposal requesting annual
     election of all directors; and
   AGAINST the shareholder proposal requesting additional environmental disclosure.

    (CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)

                                          SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1-4.

1.    Election of                 FOR        WITHHOLD
      Directors                              AUTHORITY
                                   0             0
      (01) Richard S. Braddock
      (02) Daniel A. Carp
      (03) Durk I. Jager
      (04) Richard A. Zimmerman0
______________________________________________________________
To withhold authority to vote for any particular nominee(s), write the name(s) above.

2.    Ratification            FOR        AGAINST       ABSTAIN
      of Election
      of Independent
      Accountants              0           0              0

3.    Approval of             FOR        AGAINST       ABSTAIN
      2000 Omnibus Long-Term
      Compensation Plan        0           0              0

4.    Approval of             FOR        AGAINST       ABSTAIN
      2000 Management Variable
      Compensation Plan        0           0              0

The Board of Directors recommends a vote AGAINST Items 5-7.

5.    Shareholder             FOR         AGAINST       ABSTAIN
      Proposal-
      Executive Compensation
      Review                   0           0              0

6.    Shareholder             FOR         AGAINST       ABSTAIN
      Proposal-
      Annual Election of All
      Directors                0           0              0

7.    Shareholder             FOR         AGAINST       ABSTAIN
      Proposal-
      Additional
      Environmental
      Disclosure               0           0              0

If you receive more than one Annual Report at the address shown on this proxy card and have no need for the extra copy, please check the box at the right.  This will not affect the distribution of
dividends or proxy statements.                0

I plan to attend the
Annual Meeting.                0

I plan to bring
a guest.                       0

When completed, promptly forward this card to: Proxy Services, EquiServe, P. O. Box 9370, Boston, MA 02205-9940.

SIGNATURE(s)                                  DATE
NOTE:  Please sign exactly as the name appears on this card.
Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

                           Appendix I
                   EASTMAN KODAK COMPANY
             2000 OMNIBUS LONG-TERM COMPENSATION PLAN

Article                                                 Page

1.   Purpose and Term of Plan                             1

2.   Definitions                                          2

3.   Eligibility                                         11

4.   Plan Administration                                 12

5.   Forms of Awards                                     14

6.   Shares Subject to Plan                              16

7.   Performance Awards                                  18

8.   Stock Options                                       21

9.   Stock Appreciation Rights                           23

10.  Stock Awards                                        25

11.  Performance Units                                   26

12.  Performance Shares                                  27

13.  Performance Stock Program                           28

14.  Payment of Awards                                   32

15.  Dividend and Dividend Equivalents                   35

16.  Deferral of Awards                                  36

17.  Change In Ownership                                 37

18.  Change In Control                                   40

19.  Miscellaneous                                       43

copyright 1998, Eastman Kodak Company


ARTICLE 1  --  PURPOSE AND TERM OF PLAN

1.1   Purpose

The purpose of the Plan is to provide motivation to selected Employees and Directors to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees and Directors through the ownership and performance of Kodak Common Stock.

1.2   Term

The Plan will become effective on January 1, 2000, subject to its approval by Kodak's shareholders at the 1999 Annual Meeting of the Shareholders. Awards may not be granted after December 31, 2004; except that the Committee may grant Awards after this date in recognition of performance for Performance Cycles commencing prior to such date.

ARTICLE 2  --  DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa. This Plan should be construed in a manner consistent with the intent of Kodak to establish an omnibus long-term compensation plan subject to fixed accounting treatment.

2.1   Approved Reason

"Approved Reason" means a reason for terminating employment with the Company which, in the opinion of the Committee, is in the best interests of the Company.

2.2   Award

"Award" means any form of stock option, stock appreciation right, Stock Award, performance unit, performance share, Performance Award, shares of Common Stock under the Performance Stock Program, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.3   Award Notice

"Award Notice" means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers. The Committee will establish the form of the written document in the exercise of its sole and absolute discretion. The Committee may, but need not, require a Participant to sign a copy of the Award Notice as a precondition to receiving an Award.

2.4   Award Payment Date

"Award Payment Date" means, for a Performance Cycle, the date the Awards for such Performance Cycle shall be paid to Participants. The Award Payment Date for a Performance Cycle shall occur as soon as administratively possible following the completion of the certifications required pursuant to Subsection 13.5(c).

2.5   Board

"Board" means the Board of Directors of Kodak.

2.6   Capital Charge

"Capital Charge" means, for a Performance Period, the amount obtained by multiplying the Cost of Capital for the Performance
Period by the Operating Net Assets for the Performance Period.

2.7   Cause

"Cause" means (a) the willful and continued failure by an Employee to substantially perform his or her duties with his or her employer after written warnings identifying the lack of substantial performance are delivered to the Employee by his or her employer to specifically identify the manner in which the employer believes that the Employee has not substantially performed his or her duties, or (b) the willful engaging by an Employee in illegal conduct which is materially and demonstrably injurious to Kodak or a Subsidiary.

2.8   CEO

"CEO" means the Chief Executive Officer of Kodak.

2.9   Change In Control

"Change In Control" means a change in control of Kodak of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on August 1, 1989, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than Kodak, a Subsidiary, or any employee benefit plan(s) sponsored by Kodak or any Subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of Kodak ordinarily having the right to vote at the election of directors, or (ii) individuals who constitute the Board on January 1, 2000 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 2000 whose election, or nomination for election by Kodak's shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

2.10  Change In Control Price

"Change In Control Price" means the highest closing price per share paid for the purchase of Common Stock on the New York Stock
Exchange during the ninety (90) day period ending on the date the Change In Control occurs.

2.11  Change In Ownership

"Change In Ownership" means a Change In Control that results directly or indirectly in Kodak's Common Stock ceasing to be actively traded on the New York Stock Exchange.

2.12  Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.13  Committee

"Committee" means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of three or more directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted.

2.14  Common Stock

"Common Stock" means common stock, $2.50 par value per share, of Kodak that may be newly issued or treasury stock.

2.15  Company

"Company" means Kodak and its Subsidiaries.

2.16  Cost of Capital

"Cost of Capital" means, for a Performance Period, the estimated weighted average of the Company's cost of equity and cost of debt for the Performance Period as determined by the Committee in its sole and absolute discretion. The Committee will determine the Cost of Capital for a Performance Period within the first 90 days of the Performance Period.

2.17  Covered Employee

"Covered Employee" means an Employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

2.18  Director

"Director" means a non-employee member of the Board.

2.19  Disability

"Disability" means a disability under the terms of the long-term disability plan maintained by the Participant's employer, or in the absence of such a plan, the Kodak Long-Term Disability Plan.

2.20  Economic Profit

"Economic Profit" means, for a Performance Period, the Net Operating Profit After Tax that remains after subtracting the Capital Charge for such Performance Period. Economic Profit may be expressed as follows: Economic Profit = Net Operating Profit After Tax - Capital Charge. Economic Profit may be either positive or negative.

2.21  Economic Value Added or EVA

"Economic Value Added or EVA" means Economic Profit for the current year minus Economic Profit for the immediately prior year.

2.22  Effective Date

"Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.23  Employee

"Employee" means: (a) any person employed by Kodak on a full or part time basis; (b) any person employed by a Subsidiary on a full or part time basis; or (c) any person employed by a foreign country identified in writing by the Committee who is providing services to a Subsidiary pursuant to a written contract between such country and the Company and who would, but for the laws of such country, otherwise be classified by the Subsidiary as an Employee.

2.24  Exchange Act

"Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provision and rules thereto.

2.25  Key Employee

"Key Employee" means a senior level Employee who holds a position of responsibility in a managerial, administrative, or professional capacity.

2.26  Kodak

"Kodak" means Eastman Kodak Company.

2.27  Negative Discretion

"Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of an Award for a Performance Period or Performance Cycle if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Awards for a Performance Period or Performance Cycle if the Performance Goals for such Performance Period or Performance Cycle have not been attained; or (b) increase an Award above the maximum amount payable under Sections 7.5, 8.6, 9.6 or 13.6 of the Plan.

2.28  Net Operating Profit After Tax

"Net Operating Profit After Tax" means, for a Performance Period, the after-tax operating earnings of the Company for the Performance Period adjusted for interest expense and Wang in-process R&D. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of Net Operating Profit After Tax for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), re-capitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses, and (d) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.29  Operating Net Assets

"Operating Net Assets" means, for a Performance Period, the net investment used in the operations of the Company. Operating Net Assets is calculated from the Company's audited consolidated financial statements as being total assets minus non-interest-bearing liabilities adjusted for LIFO inventories, postemployment benefits other than pensions (OPEB) and Wang in-process R&D. The Committee is authorized at any time during a Performance Period to adjust or modify the calculation of Operating Net Assets for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.30  Participant

"Participant" means either an Employee or Director to whom an Award has been granted by the Committee under the Plan or a Key
Employee who, for a Performance Cycle, has been selected to participate in the Performance Stock Program.

2.31  Performance Awards

"Performance Awards" means the Stock Awards, Performance units and Performance Shares granted to Covered Employees pursuant to
Article 7. All Performance Awards are intended to qualify as "Performance-Based Compensation" under Section 162(m) of the Code.


2.32  Performance Criteria

"Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period or Performance Cycle. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: Economic Profit/EVA, return on net assets ("RONA"), return on shareholders' equity, return on assets, return on capital, shareholder returns, total shareholder return, profit margin, earnings per share, net earnings, operating earnings, Common Stock price per share, and sales or market share. To the extent required by Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period or Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period or Performance Cycle.

2.33  Performance Cycle

"Performance Cycle" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of an Award under the Performance Stock Program. In no event, however, shall a Performance Cycle exceed 3 years.

2.34  Performance Formula

"Performance Formula" means, for a Performance Period or Performance Cycle, the one or more objective formulas applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period or Performance Cycle. In the case of an Award under the Performance Stock Program, in the event the Performance Goal(s) for a Performance Cycle are achieved, the Performance Formula shall determine what percentage of the Participant's Target Award for the Performance Cycle will be earned.

2.35  Performance Goals

"Performance Goals" means, for a Performance Period or Performance Cycle, the one or more goals established by the Committee for the Performance Period or Performance Cycle based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period or Performance Cycle, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period or Performance Cycle would not cause the Awards granted to the Covered Employees for the Performance Period or Performance Cycle to fail to qualify as "Performance-Based Compensation" under
Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period or Performance Cycle in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

2.36  Performance Period

"Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Award. In the case of Awards issued under Article 8 or Article 9 hereof, the Performance Period shall be Kodak's fiscal year.

2.37  Performance Stock Program

"Performance Stock Program" means the program established under
Article 13 of the Plan pursuant to which selected Key Employee receive Awards for a Performance Cycle in the form of shares of Common Stock based upon attainment of Performance Goals for such Performance Cycle. All Awards granted to Covered Employees under the Performance Stock Program are intended to qualify as "Performance-based Compensation" under Section 162(m) of the Code.

2.38  Plan

"Plan" means the 2000 Omnibus Long-Term Compensation Plan.

2.39  Retirement

"Retirement" means, in the case of a Participant employed by Kodak, voluntary termination of employment: (i) on or after age 55 with 10 or more years of service or on or after age 65; or (ii) at any time if the Participant had an age and years of service combination of at least 75 points on December 31, 1995. In the case of a Participant employed by a Subsidiary, "Retirement" means early or normal retirement under the terms of the Subsidiary's retirement plan, or if the Subsidiary does not have a retirement plan, termination of employment on or after age 60. A Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for "Retirement."

2.40  Stock Award

"Stock Award" means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.41  Subsidiary

"Subsidiary" means a corporation or other business entity in which Kodak directly or indirectly has an ownership interest of 50 percent or more except that with respect to incentive stock options, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code.

2.42  Target Award

"Target Award" means, for a Performance Cycle, the target award amount, expressed as a number of shares of Common Stock, established for each wage grade by the Committee for the Performance Cycle. The fact, however, that a Target Award is established for a Participant's wage grade shall not in any manner entitle the Participant to receive an Award for such Performance Cycle.

2.43  Unit

"Unit" means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

ARTICLE 3  --  ELIGIBILITY

3.1   In General

Subject to Section 3.2, all Employees and Directors are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan's purposes. In addition, the Committee may select, from time to time, Participants from those Directors (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

3.2   Performance Stock Program

Only Key Employees shall be eligible to participate in the Performance Stock Program.

ARTICLE 4  --  PLAN ADMINISTRATION

4.1   Responsibility

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2   Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan;
(e) construe any ambiguous provision of the Plan; (f) correct any default; (g) supply any omission; (h) reconcile any inconsistency;
(i) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (j) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (k) determine whether Awards should be granted singly, in combination or in tandem; (l), to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (m) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (n) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan's purpose; (o) subject to Section 8.2, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;
(p) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained; (q) determine the terms and provisions of any agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

4.3   Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4   Section 162(m) of the Code

With regards to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section
162(m) of the Code.

4.5   Action by the Committee

The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

4.6   Allocation and Delegation of Authority

The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5  --  FORM OF AWARDS

5.1   In General

Awards may, at the Committee's sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to
Article 9, Stock Awards pursuant to Article 10, performance units pursuant to Article 11, performance shares pursuant to Article 12, shares of Common Stock pursuant to Article 13, any form established by the Committee pursuant to Subsection 4.2(n), or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. For purposes of the Plan, the value of any Award granted in the form of Common Stock shall be the mean between the high and low at which the Common Stock trades on the New York Stock Exchange as of the date of the grant's Effective Date.

5.2   Foreign Jurisdictions

(a) special Terms. In order to facilitate the making of any Award to Participants who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("special terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee's employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Sections 6.3, 7.5, 8.6, 9.6 and 13.6; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees,
Section 162(m) of the Code.

(b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c) Modifications to Awards. The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.

(d) Acquired Rights. No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

ARTICLE 6  --  SHARES  SUBJECT TO PLAN

6.1   Available Shares

The maximum number of shares of Common Stock, $2.50 par value per share, of Kodak which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 22,000,000. (Such amount shall be subject to adjustment as provided in Section 6.2.) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee's permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the option price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.2   Adjustment to Shares

(a) In General. The provisions of this Subsection 6.2(a) are subject to the limitation contained in Subsection 6.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Kodak, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in
Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In the event of any other change in the capital structure or in the Common Stock of Kodak, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

(b) Covered Employees. In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Subsection 6.2(a) to the extent it would cause such Award to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

6.3 Maximum Number of Shares for Stock Awards, Performance Units and Performance Shares

(a) Plan Limit. From the maximum number of shares available for issuance under the Plan under Section 6.1, the maximum number of shares of Common Stock, $2.50 par value per share, which shall be available for Awards granted in the form of Stock Awards under
Article 10, performance units under Article 11 and performance shares under Article 12 (including those issued in the form of Performance Awards under Article 7) under the Plan during its term shall be 3,500,000. If granted, 1,000,000 of these shares may be awarded only if the Company achieves a specific Performance Goal. The Performance Goal is total shareholder return by the Company equal to at least that earned over the same period by a company at the 50th percentile in terms of total shareholder return within the Standard & Poor's 500 Composite Stock Price Index. Fifty percent of the Award will be earned if this Performance Goal is achieved. One hundred percent of the Award will be earned if total shareholder return for the period equals that of a company at the 60th percentile in terms of total shareholder return within the Standard & Poor's Composite Stock Price Index.

(b) Annual Limit. The maximum number of shares of Common Stock, $2.50 par value per share, that may be awarded to any one Participant in a single calendar year in the form of Stock Awards under Article 10, performance units under Article 11 and performance shares under Article 12 (including those issued in the form of Performance Awards under Article 7) is 75,000 shares of Common Stock.

ARTICLE 7  --  PERFORMANCE AWARDS

7.1   Purpose

For purposes of grants issued to Covered Employees, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Articles 10, 11 and 12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the performance units under Article 11, and the performance shares under Article 12 as "Performance-Based Compensation" under Section 162(m) of the Code. The provisions of this Article 7 shall control over any contrary provision contained in Articles 10, 11 or 12.

7.2   Eligibility

Only Covered Employees shall be eligible to receive Performance Awards. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the
Code) which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

7.3   Discretion of Committee with Respect to Performance Awards

With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company, Kodak, a Subsidiary, or any one or more subunits of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regards to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

7.4   Payment of Performance Awards

(a) Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b) Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and
(2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Award has been earned for the Performance Period.

(c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e)   Timing of Award Payments.  The Awards granted for a
Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Subsection 7.4(c).

7.5   Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Award payable to any one
Participant under the Plan for a Performance Period is 75,000 shares of Common Stock or, in the event the Performance Award is paid in cash, the equivalent cash value thereof on the Performance Award's Effective Date.

ARTICLE 8  --  STOCK OPTIONS

8.1   In General

Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of
Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of stock options shall qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

8.2   Terms and Conditions of Stock Options

An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the option's grant. Moreover, all options shall not expire later than 10 years from the Effective Date of the option's grant. Stock options shall not be repriced, i.e., there shall be no grant of a stock option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced stock option(s) that was previously granted to such Participant.

8.3   Restrictions Relating to Incentive Stock Options

Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of
Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code). From the maximum number of shares available for issuance under the Plan under Section 6.1, the number of shares of Common Stock that shall be available for incentive stock options granted under the Plan is 22,000,000.

8.4   Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

8.5   Exercise

Upon exercise, the option price of a stock option may be paid in cash, or by tendering, by either actual delivery or shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. Any shares of Common Stock tendered by a Participant upon exercise of a stock option must, if acquired by the Participant pursuant to a previous stock option exercise, be owned by the Participant for at least six months prior to the date of exercise of the stock option. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Subject to Section 19.9, stock options awarded under the Plan may also be exercised by way of the Company's broker-assisted stock option exercise program, provided such program is available at the time of the option's exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under applicable Federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

8.6   Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which stock options may be granted under the Plan to any one Participant for a Performance Period is 300,000 shares of Common Stock.

ARTICLE 9  --  STOCK APPRECIATION RIGHTS

9.1   In General

Awards may be granted in the form of stock appreciation rights ("SARs"). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the market value of the Common Stock on the date of exercise. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of an SAR shall qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

9.2   Terms and Conditions of Tandem SARs

A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR's grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise, and such shares shall not again be eligible for grant in accordance with
Section 6.1. Moreover, all Tandem SARs shall not expire later than 10 years from the Effective Date of the SAR's grant.

9.3   Terms and Conditions of Freestanding SARs

Freestanding SARs shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR's grant. Moreover, all Freestanding SARs shall not expire later than 10 years from the Effective Date of the Freestanding SAR's grant.

9.4   Deemed Exercise

The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

9.5   Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

9.6   Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which SARs may be granted under the Plan to any one Participant for a Performance
Period is 300,000 shares of Common Stock.

ARTICLE 10  --  STOCK AWARDS

10.1  Grants

Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

10.2  Award Restrictions

Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment; provided, however, they are not inconsistent with the Plan. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

10.3  Rights as Shareholders

During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Section 10.2, the Committee may, in its sole discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and, pursuant to Article 15, the right to receive dividends.

10.4  Evidence of Award

Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

ARTICLE 11  --  PERFORMANCE UNITS

11.1  Grants

Awards may be granted in the form of performance units.
Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

11.2  Performance Criteria

Performance units shall be contingent on the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

11.3  Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

ARTICLE 12  --  PERFORMANCE SHARES

12.1  Grants

Awards may be granted in the form of performance shares.
Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock.

12.2  Performance Criteria

Performance shares shall be contingent upon the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

12.3  Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

ARTICLE 13  --  PERFORMANCE STOCK PROGRAM

13.1  Purpose

The purposes of the Performance Stock Program are: (a) to promote the interests of the Company and its shareholders by providing a means to acquire a proprietary interest in the Company to selected Key Employees who are in a position to make a substantial contribution to the continued progress and success of the Company;
(b) to attract and retain qualified individuals to serve as Employees in those positions; (c) to enhance long-term performance of the Company by linking a meaningful portion of the compensation of selected Key Employees to the achievement of specific long-term financial objectives of the Company; and (d) to motivate and reward selected Key Employees to undertake actions to increase the price of the Common Stock.

13.2  Eligibility

Any Key Employee is eligible to participate in the Performance Stock Program. Within the first 90 days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the CEO will recommend to the Committee, and from such recommendations the Committee will select, those Key Employees who will be Participants for such Performance Cycle. However, designation of a Key Employee as a Participant for a Performance Cycle shall not in any manner entitle the Participant to receive payment of an Award for the cycle. The determination as to whether or not such Participant becomes entitled to payment of an Award for such Performance Cycle shall be decided solely in accordance with the provisions of this Article 13. Moreover, designation of a Key Employee as a Participant for a particular Performance Cycle shall not require designation of such Key Employee as a Participant in any subsequent Performance Cycle and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Performance Cycle or in any other Performance Cycle.

13.3  Description of Awards

 Awards granted under the Performance Stock Program provide Participants with the opportunity to earn shares of Common Stock, subject to the terms and conditions of Section 13.8 below. Each Award granted under the Plan for a Performance Cycle shall consist of a Target Award expressed as fixed number of shares of Common Stock. In the event the Performance Goals for the Performance Cycle are achieved, the Performance Formula shall determine, with regards to a particular Participant, what percentage of the Participant's Target Award for the Performance Cycle will be earned. All of the Awards issued under the Performance Stock Program to Covered Employees are intended to qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

 13.4  Procedure for Determining Awards

Within the first 90 days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the
Code), the Committee shall establish in writing for such Performance Cycle the following: the specific Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company, Kodak, a Subsidiary, or any one or more subunits of the foregoing, the amount of the Target Awards, and the Performance Formula.

13.5  Payment of Awards

(a)   Condition to Receipt of Awards.  Except as provided in
Section 13.7, a Participant must be employed by the Company on the Performance Cycle's Award Payment Date to be eligible for an Award for such Performance Cycle.

(b) Limitation. A Participant shall be eligible to receive an Award for a Performance Cycle only if: (1) the Performance Goals for such cycle are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of the Participant's Target Award has been earned for the Performance Period.

(c) Certification. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved. If the Committee certifies that the Performance Goals have been achieved, it shall, based upon application of the Performance Formula to the Performance Goals for such cycle, also calculate and certify in writing for each Participant what percentage of the Participant's Target Award has been earned for the cycle. The Committee shall then determine the actual size of each Participant's Award for the Performance Cycle and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d) Negative Discretion. In determining the actual size of an individual Award to be paid to a Participant for a Performance Cycle, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Award earned by the Participant under the Performance Formula for the Performance Cycle, if in its sole judgment, such reduction or elimination is appropriate.

(e) Timing of Award Payments. Any Awards payments that are to made for a Performance Cycle shall be paid on the Award Payment
Date for such Performance Cycle.

(f) New Participants. Participants who are employed by the Company after the Committee's selection of Participants for the Performance Cycle, as well as Key Employees who are selected by the Committee to be Participants after such date, shall, in the event Awards are paid for the Performance Cycle, only be entitled to a pro-rata Award. The amount of the pro-rata Award shall be determined by multiplying the Award the Participant would have otherwise been paid if he or she had been a Participant for the entire Performance Cycle by a fraction the numerator of which is the number of full months he or she was eligible to participate in the Performance Stock Program during the Performance Cycle over the total number of full months in the Performance Cycle. For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Stock Program on 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Stock Program for less than 15 days of such month.

13.6  Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable to any one Participant under the Performance Stock Program for a Performance Cycle is 75,000 shares of Common Stock.

13.7  Termination of Employment During Performance Cycle

In the event a Participant terminates employment due to death, Disability, Retirement or termination of employment for an Approved Reason prior to the Award Payment Date for a Performance Cycle, the Participant will remain eligible for a pro-rata Award. The amount of the pro-rata Award shall be determined by multiplying the Award, if any, that the Participant would have otherwise been awarded by the Committee if he or she had been a Participant through the Award Payment Date for the Performance Cycle by a fraction, the numerator of which is the number of full months he or she was a Participant during such Performance Cycle over the total number of full months in the Performance Cycle.
For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Stock Program on 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Stock Program for less than 15 days of such month. Such pro-rata Award shall be paid in the form of shares of Common Stock, not subject to any restrictions, limitations or escrow requirements. In the event of Disability, Retirement or termination for an Approved Reason, the pro-rata Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate.

13.8  Awards

Any Awards payments that are to made for a Performance Cycle shall be paid by the Committee on the Award Payment Date for such Performance Cycle in the form of shares of Common Stock. Such shares of Common Stock shall be subject to such terms, conditions, limitations and restrictions as the Committee, in its sole judgment, determines.

ARTICLE 14  --  PAYMENT OF AWARDS

14.1  In General

Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

14.2  Termination of Employment

The Committee shall have the authority to determine the treatment of a Participant's Award under the Plan in the event of the Participant's termination of employment, provided, however, in the case of Awards issued under the Performance Stock Program, such rules and regulations are consistent with Section 13.7.

14.3  Inimical Conduct

If a Participant performs any act or engages in any activity which the CEO, in the case of an Employee or former Employee, or the Committee, in the case of a Director or former Director, determines is inimical to the best interests of the Company, the Participant shall, effective as of the date the Participant engages in such conduct, forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

14.4  Breach of Employee's Agreement

(a) In General. A Participant who engages in conduct described in Section 14.4(c) below shall immediately: (1) forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing; and (2) pay to the Company the amount of any gain realized or payment received as a result of any stock option or stock appreciation right exercised by the Participant under the Plan within the two year period immediately preceding the date the Participant engages in such conduct.

(b) Set-Off. By accepting an Award under this Plan, a Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including, but not limited to, amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Participant owes the Company under Section 14.4(a). Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Participant owes the Company, the Participant shall immediately pay the unpaid balance to the Company.

(c) Conduct. The following conduct shall result in the consequences described in Section 14.4(a):

1. Kodak. In the case of a Participant who has signed an Eastman Kodak Company Employee's Agreement, the Participant's breach of the Eastman Kodak Company Employee's Agreement.

2. Subsidiary. In the case of a Participant who is employed by a Subsidiary and has signed a written agreement with the Subsidiary that contains restrictive covenants similar to those in the Eastman Kodak Company Employee's Agreement, the Participant's breach of such written agreement.

3. Other Participants. In the case of a Participant other than a Participant described in Section 14.4(c)(1) or (2) above, the Participant without the prior written consent of Kodak, in the case of an Employee or former Employee, or the Committee, in the case of a Director or former Director: (i) engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by Kodak or any Subsidiary; or (ii) at any time divulges to any person or any entity other than the Company any trade secrets, methods, processes or the proprietary or confidential information of the Company. For purposes of this Section 14.4(c)(3), a Participant shall not be deemed a stockholder if the Participant's record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

ARTICLE 15  --  DIVIDEND AND DIVIDEND EQUIVALENT

If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of shares available for grant under Section 6.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares.

ARTICLE 16  --  DEFERRAL OF AWARDS

At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

ARTICLE 17  --  CHANGE IN OWNERSHIP

17.1  Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 19.11, the provisions of this
Article 17 shall control over any contrary provision. Upon a Change In Ownership: (i) the terms of this Article 17 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) except in those instances where a prorated Awards is required to be paid under this Article 17, all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

17.2  Dividends and Dividend Equivalents

Upon a Change In Ownership, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 17 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited. For example, if upon a Change In Ownership, an Award under this Article 17 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

17.3  Treatment of Performance Units and Performance Shares

If a Change In Ownership occurs during the term of one or more Performance Periods for which the Committee has granted performance units and/or performance shares (including those issued as Performance Awards under Article 7), the term of each such Performance Period (hereinafter a "current performance period") shall immediately terminate upon the occurrence of such event. Upon a Change In Ownership, for each "current performance period" and each completed Performance Period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a "completed performance period"), it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof.

A Participant in one or more "current performance periods" shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted to him for each such "current performance period." Such prorated portion shall be determined by multiplying the number of performance shares or performance units, as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of whole months that have elapsed since the beginning of the "current performance period," and the denominator of which is the total number of full months in such "current performance period." For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.

A Participant in one or more "completed performance periods" shall be considered to have earned and, therefore, be entitled to receive all the performance shares or performance units, as the case may be, previously granted to him during each such "completed performance period."

17.4  Treatment of Awards under Performance Stock Program

Upon a Change in Ownership, any Participant of the Performance Stock Program, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 90 days after the Change in Ownership, a pro-rata Award for each Performance Cycle in which Participant was selected to participate and during which the Change in Ownership occurs. The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Cycle for Participants in the same wage grade as the Participant by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of the Change in Ownership and the denominator of which shall be the total number of full months in the Performance Cycle. For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed. To the extent Target Awards have not yet been established for the Performance Cycle, the Target Awards for the immediately preceding Performance Cycle shall be used.

17.5  Valuation of Awards

Upon a Change In Ownership, all outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance shares (including those earned as a result of the application of Section 17.3 above), and all other outstanding stock-based Awards (including those earned as a result of the application of Section 17.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(m) hereof), shall be valued and cashed out on the basis of the Change In Control Price.

17.6  Payment of Awards

Upon a Change In Ownership, any Participant, whether or not he or she is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, all of his or her Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance units and shares (including those earned as a result of the application of Section 17.3 above), all other outstanding stock-based Awards (including those earned as a result of the application of Section
17.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(n) hereof), and all other outstanding Awards.

17.7  Deferred Awards

Upon a Change In Ownership, all Awards deferred by a Participant under Article 16 hereof, but for which he or she has not received payment as of such date, shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the Change In Ownership. For purposes of making such payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

17.8  Miscellaneous

Upon a Change In Ownership, (i) the provisions of Sections 14.2, 14.3, 14.4 and 19.3 hereof shall become null and void and of no further force and effect; and (ii) no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

ARTICLE 18  --  CHANGE IN CONTROL.

18.1  Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 19.11, the provisions of this
Article 18 shall control over any contrary provision. All Participants shall be eligible for the treatment afforded by this
Article 18 if their employment by the Company terminates within two years following a Change In Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak's Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak's Termination Allowance Plan), or (B) resignation within 30 days following a reduction in base pay, or (v) Retirement.

18.2  Vesting and Lapse of Restrictions

If a Participant is eligible for treatment under this Article 18,
(i) all of the terms, conditions, restrictions, and limitations in effect on any of his or her unexercised, unearned, unpaid and/or deferred Awards shall immediately lapse as of the date of his or her termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) except in those instances where a prorated Award is required to be paid under this Article 18, all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment.

18.3  Dividends and Dividend Equivalents

If a Participant is eligible for treatment under this Article 18, all of his or her unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 18 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited.

18.4  Treatment of Performance Units and Performance Shares

If a Participant holding either performance units or performance shares (including those issued as Performance Awards under Article
7) is terminated under the conditions described in Section 18.1 above, the provisions of this Section 18.4 shall determine the manner in which such performance units and/or performance shares shall be paid to the Participant. For purposes of making such payment, each "current performance period," as that term is defined in Section 17.3, shall be treated as terminating upon the date of the Participant's termination of employment, and for each such "current performance period" and each "completed performance period," as that term is defined in Section 17.3, it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. If the Participant is participating in one or more "current performance periods," he or she shall be considered to have earned and, therefore, be entitled to receive that prorated portion of the Awards previously granted to him for each such performance period, as determined in accordance with the formula established in Section 17.3 hereof. A Participant in one or more "completed performance periods" shall be considered to have earned and, therefore, be entitled to receive all the performance shares and performance units previously granted to him during each performance period.

18.5  Treatment of Awards under Performance Stock Program

If a Participant of the Performance Stock Program is eligible for treatment under this Article 18, he or she shall be paid, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, a pro-rata Award for each Performance Cycle in which Participant was selected to participate and during which the Change in Ownership occurs. The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Cycle for Participants in the same wage grade as the Participant by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of his or her termination of employment and the denominator of which shall be the total number of full months in the Performance Cycle. For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed. To the extent Target Awards have not yet been established for the Performance Cycle, the Target Awards for the immediately preceding Performance Cycle shall be used.

18.6  Valuation of Awards

If a Participant is eligible for treatment under this Article 18, his or her Awards shall be valued and cashed out in accordance with the provisions of Section 17.5.

18.7  Payment of Awards

If a Participant is eligible for treatment under this Article 18, he or she shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, all of his or her Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance units and shares (including those earned as a result of the application of Section
18.4 above), all other outstanding stock-based Awards (including those earned as a result of the application of Section 18.5 above and those granted by the Committee pursuant to its authority under Subsection 4.2(n) hereof), and all other outstanding Awards.

18.8  Deferred Awards

If a Participant is eligible for treatment under this Article 18, all of his or her deferred Awards for which payment has not been received as of the date of his or her termination of employment shall be paid to the Participant in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the date of the Participant's termination. For purposes of making such payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

18.9  Miscellaneous

Upon a Change In Control, (i) the provisions of Sections 14.2, 14.3, 14.4 and 19.3 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Section 18.1 above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

18.10 Legal Fees

Kodak shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he or she may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be required to repay any such amounts to Kodak to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

ARTICLE 19  --  MISCELLANEOUS

19.1  Nonassignability

(a). In General. Except as otherwise determined by the Committee or as otherwise provided in Subsection (b) below, no Awards or any other payment under the Plan shall be subject to any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

(b). Nonqualified Stock Options. The Committee shall have the discretionary authority to grant Awards of nonqualified stock options or amend outstanding Awards of nonqualified stock options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of nonqualified stock options:

1. Permissible Transferors. The only Participants permitted to transfer their nonqualified stock options are those Participants who are, on the date of the transfer of their nonqualified stock option, either in wage grade 56 or above, or the equivalent thereof, a corporate officer of Kodak, or a Director.

2. Permissible Transferees. Transfers shall only be permitted to: (i) the Participant's "Immediate Family Members," as that term is defined in Subsection (b)(9) below; (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

3. No Consideration. All transfers shall be made for no consideration.

4. Subsequent Transfers. Once a Participant transfers a nonqualified stock option, any subsequent transfer of such transferred option shall, notwithstanding Section 19.1(b)(1) to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this
Section 19.1, with the exception of Section 19.1(b)(1).

5. Transfer Agent. In order for a transfer to be effective, the Committee's designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

6. Withholding. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by Kodak to pay any and all payroll and withholding taxes due upon exercise of the transferred option. In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with Kodak for the payment of all payroll and withholding taxes.

7. Terms and Conditions of Transferred Option. Upon transfer, a nonqualified stock option continues to be governed by and subject to the terms and conditions of the Plan and the option's applicable administrative guide and Award Notice. A transferee of a nonqualified stock option is entitled to the same rights as the Participant to whom such nonqualified stock options was awarded, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, option price and forfeiture.

8. Notice to Transferees. Kodak shall be under no obligation to provide a transferee with any notice regarding the transferred options held by the transferee upon forfeiture or any other circumstance.

9. Immediate Family Member. For purposes of this Section 19.1, the term "Immediate Family Member" shall mean the Participant and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

19.2  Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

19.3  Amendments to Awards

The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

19.4  Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

19.5  No Right to Continued Employment or Grants

Participation in the Plan shall not give any Employee any right to remain in the employ of Kodak or any Subsidiary. Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee having been selected for an Award, shall have at any time the right to receive any additional Awards.

19.6  Amendment/Termination

The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

19.7  Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable
Federal Law, without giving effect to its conflicts of law provisions.

19.8  No Right, Title, or Interest in Company Assets

No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

19.9  Section 16 of the Exchange Act

In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under the Company's broker-assisted stock option exercise program.

19.10 No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

19.11 Compliance with Section 162(m)

If any provision of the Plan, other than the application of those contained in Articles 17 or 18 hereof, would cause the Awards granted to a Covered Person not to qualify as "Performance-Based Compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

19.12 Other Benefits

No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect


                              Appendix II
                        EASTMAN KODAK COMPANY

             2000 MANAGEMENT VARIABLE COMPENSATION PLAN


Article                                                 Page

1.   Purpose, Effective Date and Term of Plan            1

2.   Definitions                                         2

3.   Eligibility                                         9

4.   Plan Administration                                10

5.   Forms of Awards                                    12

6.   Setting Performance Goals and Performance Formula  13

7.   Award Determination                                14

8.   Payment of Awards for a Performance Period         17

9.   Deferral of Awards                                 18

10.  Additional Awards                                  19

11.  Change In Ownership                                20

12.  Change In Control                                  22

13.  Shares Subject to the Plan                         24

14.  Miscellaneous                                      26


copyright 1998, Eastman Kodak Company



ARTICLE 1  --  PURPOSE, EFFECTIVE DATE AND TERM OF PLAN

1.1   Purpose

The purposes of the Plan are to provide an annual incentive to Key Employees of the Company to put forth maximum efforts toward the continued growth and success of the Company, to encourage such Key Employees to remain in the employ of the Company, to assist the Company in attracting and motivating new Key Employees on a competitive basis, and to endeavor to qualify the Awards granted to Covered Employees under the Plan as performance-based compensation as defined in Section 162(m) of the Code. The Plan is intended to apply to Key Employees of the Company in the United States and throughout the world.

1.2   Effective Date

The Plan shall be effective as of January 1, 2000, subject to approval by Kodak's shareholders at the 1999 Annual Meeting of the Shareholders of Kodak.

1.3   Term

Awards shall not be granted pursuant to the Plan after December
31, 2004; provided, however, the Committee may grant Awards after such date in recognition of performance for a Performance Period completed on or prior to such date.

ARTICLE 2  --  DEFINITIONS

2.1   Actual Award Pool

"Actual Award Pool" means, for a Performance Period, the amount determined in accordance with Section 7.2(e). The Actual Award Pool for a Performance Period determines the aggregate amount of all the Awards that are to be issued under the Plan for such Performance Period.

2.2   Award

"Award" means the compensation granted to a Participant by the Committee for a Performance Period pursuant to Articles 7 and 8 or the compensation granted to a Key Employee by the Committee pursuant to Article 10. All Awards shall be issued in the form specified by Article 5.

2.3   Award Payment Date

"Award Payment Date" means, for each Performance Period, the date that the amount of the Award for that Performance Period shall be paid to the Participant under Article 8, without regard to any election to defer receipt of the Award made by the Participant under Article 9 of the Plan.

2.4   Board

"Board" means the Board of Directors of Kodak.

2.5   Capital Charge

"Capital Charge" means, for a Performance Period, the amount obtained by multiplying the Cost of Capital for the Performance
Period by Operating Net Assets for the Performance Period.

2.6   Carryforward Amount

"Carryforward Amount" means, for any Performance Period, the sum of the Carryovers for all prior Performance Periods less the sum of all Awards granted from the Carryforward Amount pursuant to Articles 7 and 10. To the extent the sum of all Awards paid for a Performance Period exceeds the Maximum Award for such period, the Carryforward Amount shall be reduced by an amount equal to such difference.

2.7   Carryover

"Carryover" means, for a Performance Period, that portion, if any, or all of the difference, if any, between the Maximum Award for such Performance Period and the sum of all Awards paid under the Plan for such Performance Period, which the Committee elects to add to the Carryforward Amount.

2.8   Cause

"Cause" means (a) the willful and continued failure by a Key Employee to substantially perform his or her duties with his or her employer after written warnings identifying the lack of substantial performance are delivered to the Key Employee by his or her employer to specifically identify the manner in which the employer believes that the Key Employee has not substantially performed his or her duties; or (b) the willful engaging by a Key Employee in illegal conduct which is materially and demonstrably injurious to the Company.

2.9   CEO

"CEO" means the Chief Executive Officer of Kodak.

2.10  Change In Control

"Change In Control" means a change in control of Kodak of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on August 1, 1989, pursuant to Section 12 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 13(d) of the Exchange Act, other than Kodak, a Subsidiary, or any employee benefit plan(s) sponsored by Kodak or any Subsidiary, is or has become the "beneficial owner," as defined in Rule 12d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of Kodak ordinarily having the right to vote at the election of directors, or (ii) individuals who constitute the Board on January 1, 2000 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 2000 whose election, or nomination for election by Kodak's shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

2.11  Change In Ownership

"Change In Ownership" means a Change In Control that results directly or indirectly in Kodak's Common Stock ceasing to be actively traded on the New York Stock Exchange.

2.12  Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.13  Committee

"Committee" means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of three or more directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted.

2.14  Company

"Company" means Kodak and its Subsidiaries.

2.15  Cost of Capital

"Cost of Capital" means, for a Performance Period, the estimated weighted average of the Company's cost of equity and cost of debt for the Performance Period as determined by the Committee in its sole and absolute discretion. The Committee will determine the Cost of Capital for a Performance Period within the first 90 days of the Performance Period.

2.16  Covered Employee

"Covered Employee" means a Key Employee who is either a "Covered Employee" within the meaning of Section 162(m) of the Code or a Key Employee who the Committee has identified as a potential "Covered Employee" within the meaning of Section 162(m) of the Code.

2.17  Disability

"Disability" means a disability under the terms of any long-term disability plan maintained by the Company.

2.18  Economic Profit

"Economic Profit" means, for a Performance Period, the Net Operating Profit After Tax that remains after subtracting the Capital Charge for such Performance Period. Economic Profit may be expressed as follows: Economic Profit = Net Operating Profit After Tax - Capital Charge. Economic Profit may be either positive or negative.

2.19  Economic Value Added or EVA

"Economic Value Added or EVA" means Economic Profit for the current year minus Economic Profit for the immediately prior year.

2.20  Effective Date

"Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.21  Exchange Act

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.22  Key Employee

"Key Employee" means either (a) a salaried employee of the Company in wage grade 48 or above, or the equivalent thereof; or (b) a salaried employee of the Company who holds a position of responsibility in a managerial, administrative, or professional capacity and is in wage grade 43 or above

2.23  Kodak

"Kodak" means Eastman Kodak Company.

2.24  Maximum Award

"Maximum Award" means, for a Performance Period, the dollar amount calculated in accordance with Section 7.2(b) by applying the Performance Formula for such Performance Period against the Performance Goals for the same Performance Period. The Maximum Award for a Performance Period is an addend in the calculation of the Maximum Award Pool for such Performance Period.

2.25  Maximum Award Pool

"Maximum Award Pool" means, for a Performance Period, the dollar amount calculated in accordance with Section 7.2(c) by adding the Maximum Award for the Performance Period with the Carryforward Amount. The Maximum Award Pool, for a Performance Period, serves as the basis for calculating the maximum amount of Awards that may be granted to all Participants for such Performance Period.

2.26  Negative Discretion

"Negative Discretion" means the discretion granted to the Committee pursuant to Sections 7.2(d) and (e) to reduce or eliminate the Maximum Award Pool or a portion of the Maximum Award Pool allocated to a Covered Employee.

2.27  Net Operating Profit After Tax

"Net Operating Profit After Tax" means, for a Performance Period, the after-tax operating earnings of the Company for the Performance Period adjusted for interest expense and Wang in-process R&D. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of Net Operating Profit After Tax for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), re-capitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses, and (d) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.28  Operating Net Assets

"Operating Net Assets" means, for a Performance Period, the net investment used in the operations of the Company. Operating Net Assets is calculated from the Company's audited consolidated financial statements as being total assets minus non-interest-bearing liabilities adjusted for LIFO inventories, postemployment benefits other than pensions (OPEB) and Wang in-process R&D. The Committee is authorized at any time during a Performance Period to adjust or modify the calculation of Operating Net Assets for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.29  Participant

"Participant," means either (a) for a Performance Period, a Key Employee who is designated to participate in the Plan for the Performance Period pursuant to Article 3; or (b) for purposes of
Article 10, a Key Employee who is granted an Award pursuant to such Article.

2.30  Performance Criteria

"Performance Criteria" means the stated business criterion or criteria upon which the Performance Goals for a Performance Period are based as required pursuant to Proposed Treasury Regulation
Section 1.162-27(e)(4)(iii). For purposes of the Plan, Economic Profit/EVA shall be the Performance Criteria.

2.31  Performance Formula

"Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the Performance Goals to determine the Maximum Award for the Performance Period. The Performance Formula for a Performance Period shall be established in writing by the Committee within the first 90 days of the Performance Period (or, if later, within the maximum period allowed pursuant to Section 162(m) of the Code).

2.32  Performance Goals

"Performance Goals" means, for a Performance Period, the one or more goals for the Performance Period established by the Committee in writing within the first 90 days of the Performance Period (or, if longer, within the maximum period allowed pursuant to Section 162(m) of the Code) based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.33  Performance Period

"Performance Period" means Kodak's fiscal year.

2.34  Plan

"Plan" means the 2000 Management Variable Compensation Plan.

2.35  Retirement

"Retirement" means, in the case of a Participant employed by Kodak, voluntary termination of employment: (i) on or after age 55 with 10 or more years of service or on or after age 65; or (ii) at any time if the Participant had an age and years of service combination of at least 75 points on December 31, 1995. In the case of a Participant employed by a Subsidiary, "Retirement" means early or normal retirement under the terms of the Subsidiary's retirement plan, or if the Subsidiary does not have a retirement plan, termination of employment on or after age 60. A Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for "Retirement."

2.36  Subsidiary

Subsidiary means a corporation or other business entity in which Kodak directly or indirectly has an ownership interest of at least 50%.

2.37  Target Award

"Target Award" means, for a Performance Period, the target award amounts established for each wage grade by the Committee for the Performance Period. The Target Awards shall serve only as a guideline in making Awards under the Plan. Depending upon the Committee's exercise of its discretion pursuant to Section 7.2(f), but subject to Section 7.3, a Participant may receive an Award for a Performance Period that may be more or less than the Target Award for his or her wage grade for that Performance Period. Moreover, the fact that a Target Award is established for a Participant's wage grade for a Performance Period shall not in any manner entitle the Participant to receive an Award for such period.

ARTICLE 3  --  ELIGIBILITY

All Key Employees are eligible to participate in the Plan. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period which Key Employees will be Participants for such Performance Period. However, the fact that a Key Employee is a Participant for a Performance Period shall not in any manner entitle such Participant to receive an Award for the period. The determination as to whether or not such Participant shall be paid an Award for such Performance Period shall be decided solely in accordance with the provisions of Articles 7 and 8 hereof.

ARTICLE 4  --  PLAN ADMINISTRATION

4.1   Responsibility

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2   Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right: to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to construe any ambiguous provision of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aid to administer the Plan, to make regulations for carrying out the Plan and to make changes in such regulations as it from time to time deems proper, and to decide any and all questions arising in the administration, interpretation, and application of the Plan. In addition, in order to enable Key Employees who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.3   Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Plan that the decisions of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4   Section 162(m) of the Code

With regard to all Covered Employees, the Plan shall for all purposes be interpreted and construed in accordance with Section
162(m) of the Code.

4.5   Delegation of Authority

Except to the extent prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons as long as any such delegation is in writing; provided, however, only the Committee may select and grant Awards to Participants who are Covered Employees.

ARTICLE 5  -- FORM OF AWARDS

All Awards will be paid in cash.

ARTICLE 6  --  SETTING PERFORMANCE GOALS AND PERFORMANCE FORMULA

Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed pursuant to Section 162(m) of the Code), the Committee shall establish in writing:

(a)   the one or more Performance Goals for the Performance
Period based upon the Performance Criteria;

(b) the one or more Performance Formulas for the Performance Period; and

(c) an objective means of allocating, on behalf of each Covered Person, a portion of the Maximum Award Pool
(not to exceed the amount set forth in Section 7.3(b) to be granted, subject to the Committee's exercise of Negative Discretion, for such Performance Period in the event the Performance Goals for such period are attained.

ARTICLE 7  --  AWARD DETERMINATION

7.1   Certification

(a) In General. As soon as practicable following the availability of performance results for the completed
Performance Period, the Committee shall determine the Company's performance in relation to the Performance
Goals for that period and certify in writing whether the Performance Goals were satisfied.

(b)   Performance Goals Achieved.  If the Committee
certifies that the Performance Goals for a Performance
Period were satisfied, it shall determine the Awards
for such Performance Period by following the procedure
described in Section 7.2.   During the course of this
procedure, the Committee shall certify in writing for the Performance Period the amount of: (i) the Maximum
Award; (ii) the Maximum Award Pool; and (iii) the
Maximum Award Pool to be allocated to each Covered
Employee in accordance with Section 7.2(d).

(c)   Performance Goals Not Achieved.  In the event the
Performance Goals for a Performance Period are not satisfied, the limitation contained in Section 7.3(c) shall apply to the Covered Employees. Should the Committee nevertheless decide to grant awards for such Performance Period to Participants other than those who are Covered Employees, such Awards must be paid pursuant to Section 7.2(f) from the Carryforward
Amount. Upon payment of the Awards by the Committee, the Carryforward Amount shall be reduced to reflect the amount of such Awards.

7.2   Calculation of Awards

(a) In General. As detailed below in the succeeding provisions of this Section 7.2, the procedure for determining Awards for a Performance Period involves the following steps:

(1)  determining the Maximum Award;
(2)  determining the Maximum Award Pool;
(3)  allocating the Maximum Award Pool to Covered
     Employees;
(4)  determining the Actual Award Pool; and
(5)  allocating the Actual Award Pool among individual
     Participants other than Covered Employees.

Upon completion of this process, any Awards earned for the Performance Period shall be paid in accordance with Article 8.

(b) Determining Maximum Award. The Committee shall determine the Maximum Award for the Performance Period by applying the Performance Formula for such Performance Period against the Performance Goals for the same Performance Period.

(c)   Determining Maximum Award Pool.  By adding the Maximum
Award for the Performance Period with the Carryforward
Amount, if any, the Committee shall determine the Maximum Award Pool for such Performance Period.

(d)   Allocating Maximum Award Pool to Covered Employees.
The Committee shall determine, by way of the objective means established pursuant to Article 6, the portion of the Maximum Award Pool that is to be allocated to each Covered Employee for the Performance Period. The
Committee shall have no discretion to increase the amount of any Covered Employee's Award as so determined, but may through Negative Discretion reduce the amount of or totally eliminate such Award if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate.

(e) Determining Actual Award Pool. The Committee may through Negative Discretion reduce the amount of or totally eliminate the Maximum Award Pool for a Performance Period if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate. To the extent the Committee determines to exercise Negative Discretion with regard to the Maximum Award Pool for a Performance Period, the amount remaining after such adjustment shall be the Actual Award Pool for the Performance Period. Thus, if the Committee elects not to exercise Negative Discretion with respect to the Maximum Award Pool for a Performance Period, the
Actual Award Pool for the Performance Period shall be the Maximum Award Pool for such period.

(f)   Allocating Actual Award Pool to Individual
Participants Other Than Covered Employee. Based on such factors, indicia, standards, goals, criteria and/or measures that the Committee shall determine, the Committee shall, in its sole and absolute discretion, determine for each Participant, other than those that are Covered Employees, the portion, if any, of the Actual Award Pool that will be awarded to such Participant for the Performance Period. By way of illustration, and not by way of limitation, the Committee may, but shall not be required to, consider:
(1) the Participant's position and level of responsibility, individual merit, contribution to the success of the Company and Target Award; (2) the performance of the Company or the organizational unit of the Participant based upon attainment of financial and other performance criteria and goals; and (3) business unit, division or department achievements.

7.3   Limitations on Awards

The provisions of this Section 7.3 shall control over any Plan provision to the contrary.

(a) Maximum Award Pool. The total of all Awards granted for a Performance Period shall not exceed the amount of the Maximum Award Pool for such Performance Period.

(b) Maximum Award Payable to Covered Employees. The maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $5,000,000.

(c) Attainment of Performance Goals. The Performance Goals for a Performance Period must be achieved in order for a Covered Employee to receive an Award for such Performance Period.

ARTICLE 8  --  PAYMENT OF AWARDS FOR A PERFORMANCE PERIOD

8.1   Termination of Employment

The Committee shall determine rules regarding the treatment of a Participant under the Plan for a Performance Period in the event of the Participant's termination of employment prior to the Award
Payment Date for such Performance Period.

8.2   Timing of Award Payments

Unless deferred pursuant to Article 9 hereof, the Awards granted for a Performance Period shall be paid to Participants on the Award Payment Date for such Performance Period, which date shall occur as soon as administratively practicable following the completion of the procedure described in Section 7.2.

ARTICLE 9  --  DEFERRAL OF AWARDS

At the discretion of the Committee, a Participant may, subject to such terms and conditions as the Committee may determine, elect to defer payment of all or any part of any Award which the Participant might earn with respect to a Performance Period by complying with such procedures as the Committee may prescribe.
Any Award, or portion thereof, upon which such an election is made shall be deferred into, and be subject to the terms, conditions and requirements of, the Eastman Kodak Employees' Savings and Investment Plan, 1982 Eastman Kodak Company Executive Deferred Compensation Plan or such other applicable deferred compensation plan of the Company.

ARTICLE 10 --  ADDITIONAL AWARDS

10.1  In General

In addition to the Awards that are authorized to be granted under
Article 7 and paid under Article 8 for a Performance Period, the Committee may, in its sole judgment, from time to time grant
Awards under the Plan from the Carryforward Amount.

10.2  Eligibility

All Key Employees, other than those who are Covered Employees, are eligible to receive the Awards authorized to be granted under this
Article 10.

10.3  Carryforward Amount

Upon the issuance of any Award under this Article 10, the Carryforward Amount shall be immediately reduced by an amount equal to the value of such Award.

ARTICLE 11  --  CHANGE IN OWNERSHIP

11.1  Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 1.1, 4.4 and 13.9, the provisions of this Article 11 shall control over any contrary provision. Upon a Change in Ownership: (a) the terms of this Article 11 shall immediately become operative, without further action or consent by any person or entity; (b) all terms, conditions, restrictions and limitations in effect on any unpaid and/or deferred Award shall immediately lapse as of the date of such event; and (c) no other terms, conditions, restrictions, and/or limitations shall be imposed upon any Awards on or after such date, and in no event shall an Award be forfeited on or after such date.

11.2  Payment of Awards

Upon a Change in Ownership, any Key Employee, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 90 days after the Change in Ownership, the Awards set forth in (a) and (b) below:

(a)   All of the Key Employee's unpaid Awards; and

(b) A pro-rata Award for the Performance Period in which the Change in Ownership occurs. The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Period for
Participants in the same wage grade as the Key
Employee by a fraction, the numerator of which shall be the number of full months in the Performance Period prior to the date of the Change in Ownership and the denominator of which shall be the total number of full months in the Performance Period. For purposes of this calculation, a partial month shall be treated as a full month to the extent of 15 or more days in such month have elapsed. To the extent Target Awards have not yet been established for the Performance Period, the Target Awards for the immediately preceding
Performance Period shall be used. The pro-rata Awards shall be paid to the Key Employee in the form of a lump-sum cash payment.


11.3  Miscellaneous

Upon a Change In Ownership, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Key Employee or the operation of the Plan with respect to any Award to which the Key Employee may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

ARTICLE 12  --  CHANGE IN CONTROL

12.1  Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 1.1, 4.4 and 13.9, the provisions of this Article 12 shall control over any contrary provision. All Key Employees shall be eligible for the treatment afforded by this
Article 12 if their employment with the Company terminates within two years following a Change In Control, unless the termination is due to (a) death; (b) Disability; (c) Cause; (d) resignation other than (1) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak's Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak's Termination Allowance Plan), or (2) resignation within thirty days of a reduction in base pay; or (e) Retirement.

12.2  Vesting and Lapse of Restrictions

If a Key Employee qualifies for treatment under Section 12.1, his or her Awards shall be treated in the manner described in Subsections 11.1(b) and (c).

12.3  Payment of Awards

If a Key Employee qualifies for treatment under Section 12.1, he or she shall be paid, as soon as practicable but in no event later than 90 days after his or her termination of employment, the Awards set forth in (a) and (b) below:

(a)   All of the Key Employee's unpaid Awards; and

(b) A pro-rata Award for the Performance Period in which his or her termination of employment occurs. The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance
Period for Participants in the same wage grade as the Key Employee by a fraction, the numerator of which shall be the number of full months in the Performance
Period prior to the date of the Key Employee's termination of employment and the denominator of which shall be the total number of full months in the Performance Period. For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.
To the extent Target Awards have not yet been established for the Performance Period, the Target
Awards for the immediately preceding Performance
Period shall be used. The pro-rata Awards shall be paid to the Key Employee in the form of a lump-sum cash payment.

12.4  Miscellaneous

Upon a Change In Control, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Key Employee or the operation of the Plan with respect to any Award to which the Key Employee may have become entitled hereunder prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

ARTICLE 13  --  MISCELLANEOUS

13.1  Nonassignability

No Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to anyone other than the Participant to whom it was granted.

13.2  Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

13.3  Amendments to Awards

The Committee may at any time unilaterally amend any unearned, deferred or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

13.4  No Right to Continued Employment or Grants

Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

13.5  Amendment/Termination

The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

13.6  Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable
Federal Law, without giving effect to its conflicts of law provisions.

13.7  No Right, Title, or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

13.8  No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

13.9  Compliance with Section 162(m)

If any provision of the Plan would cause the Awards granted to a Covered Person not to constitute qualified Performance-Based Compensation under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.




March 23, 1999

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Attention:  Document Control

Subject:  Annual Meeting of Shareholders of Eastman Kodak Company
          May 12, 1999

Dear Sir:

Pursuant to Rule 14a-6 under the Securities Exchange Act, we hereby transmit for filing the definitive proxy statement and form of proxy for use in connection with the Annual Meeting of shareholders of Eastman Kodak Company to be held May 12, 1999. Mailing to shareholders of the definitive proxy statement and form of proxy is expected to commence on March 24, 1998.

Pursuant to Rule 14a-6(a) the Company did not file a preliminary proxy statement and form of proxy because the only matters to be acted upon at the Annual Meeting are the election of directors, ratification of the election of independent accountants, adoption of two compensation plans and action on three shareholder proposals.

The material changes from last year's proxy statement are as follows:

      1) the inclusion of three shareholder proposals (pages 19 through 25);

      2) the nomination for election of four Class III directors;

      3)    the approval of two compensation plans, and

      4)    the inclusion of one additional shareholder proposal.

In addition, please be advised that the pagination of the electronically filed proxy statement differs from the printed version thereof and the printed proxy statement contains the performance graph while the electronic version contains a chart.

Also, pursuant to item 10 of Schedule 14A, the full text of the two compensation plans is attached as Appendices I and II to this electronic filing but are not included in the printed proxy statement.

The ratification of election of independent accountants is a matter upon which shareholders must vote, according to the Company's by-laws. Item 18 of Schedule 14A is not, therefore, applicable to the election of independent accountants.

Under separate cover, seven copies of the Annual Report for the year 1998 are being forwarded to you. In addition, two copies of the Annual Report and six copies of the Notice of Meeting, Proxy Statement and Form of Proxy are being mailed to the New York Stock Exchange.

                              Very truly yours,


                              Joyce P. Haag
JPH:csm
Enc

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